                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY


                           ASSET PURCHASE AGREEMENT


                                    Between


                               ALBERTSON'S, INC.


                             STATER BROS. MARKETS


                                      and


                          STATER BROS. HOLDINGS INC.

                               TABLE OF CONTENTS

                               TABLE OF CONTENTS


     Section                                                                                          Page
     -------                                                                                          -----
     1.       Agreement to Sell and Agreement to Purchase.............................................  2
              1.1   Assets to be Conveyed.............................................................  2
              1.2   Assets Excluded...................................................................  3
              1.3   Closing...........................................................................  6
                    1.3.1   Initial Closing Date......................................................  6
                    1.3.2   Escrow....................................................................  6
                    1.3.3   Closing of Escrow.........................................................  6
              1.4   Assets are Indivisible............................................................  7

     2.       Consideration to be Paid by Buyer.......................................................  7
              2.1   Purchase Price For Non-Inventory..................................................  7
              2.2   Purchase Price For Inventory......................................................  8
              2.3   Other Amounts.....................................................................  8

     3.       Assumption of Liabilities...............................................................  8
              3.1   Liabilities Assumed by Buyer......................................................  8
              3.2   Liabilities Not Assumed by Buyer..................................................  8

     4.       Possession; Store Leases................................................................  9
              4.1   Possession and Risk of Loss.......................................................  9
              4.2   Store Leases......................................................................  9

     5.       Inventory Condition and Computation of the Inventory Purchase Price.....................  9
              5.1   Condition of Inventory............................................................  9
              5.2   Inventory Purchase Price..........................................................  9
              5.3   Inventory......................................................................... 10
              5.4   Purchase Price Payment/Adjustment................................................. 10

     6.       Payments/Delivery of Documents.......................................................... 11
              6.1   Payments.......................................................................... 11
              6.2   Delivery of Documents............................................................. 11
              6.3   Payment of Prorations............................................................. 12

     7.       Licenses and Permits.................................................................... 13

     8.       Inventory In Transit.................................................................... 14

     9.       Prorations.............................................................................. 14
              9.1   Personal Property Taxes........................................................... 14
              9.2   Real Property Taxes............................................................... 15
              9.3   Payment of Prorated Taxes and Tax Responsibility.................................. 15
              9.4   Sales and Use Taxes............................................................... 16
              9.5   Purchase Price Allocation......................................................... 16


               9.6   Deposits; Prepaid Expenses........................................................ 16
               9.7   Utilities......................................................................... 16
               9.8   Prorations Generally; Percentage Rents............................................ 17

      10.     Conduct of Business...................................................................... 17
              10.1   Seller Conduct of Business........................................................ 17
              10.2   Maintenance....................................................................... 18
              10.3   Third Parties..................................................................... 18

      11.     Access................................................................................... 18
              11.1   Access to Records and Files....................................................... 18
              11.2   Telecommunications................................................................ 19
                     11.2.1   Access to Telecommunications Equipment................................... 19
                     11.2.2   Telephone Numbers........................................................ 19

     12.     Bulk Transfer Laws........................................................................ 19

     13.     Accounts Receivable....................................................................... 19

             14.     Representations and Warranties of the Parties..................................... 19
             14.1    Good Standing..................................................................... 19
             14.2    Corporate Authority............................................................... 20
             14.3    Binding Obligation................................................................ 20

     15.     Representations and Warranties of Seller.................................................. 20
             15.1    "As Is" Condition................................................................. 20
             15.2    Pending Litigation................................................................ 21
             15.3    Store Leases...................................................................... 21
             15.4    Zoning............................................................................ 21
             15.5    Title to Personalty; Liens........................................................ 21
             15.6    Environmental Laws................................................................ 21
             15.7    Definitions....................................................................... 22
             15.8    Buyers Representations and Warranties............................................. 22

     16.     Representations and Warranties of Buyer................................................... 22
             16.1    Pending Litigation................................................................ 22
             16.2    "As Is" Condition................................................................. 23
             16.3    Financing......................................................................... 24
             16.4    Competitive Capability............................................................ 24
             16.5    Seller's Representations and Warranties........................................... 24

     17.     Indemnification........................................................................... 24
             17.1    Seller's Indemnification.......................................................... 24
             17.2    Buyer's Indemnification........................................................... 25
             17.3    Procedure for Indemnification..................................................... 25
             17.4    Survival.......................................................................... 26




            17.5   Indemnification as Exclusive Remedy................................................. 26

     18.    Consents................................................................................... 27
            18.1   Consents and Approvals.............................................................. 27
            18.2   Further Cooperation................................................................. 27
            18.3   Financial Information............................................................... 28
            18.4   Reasonable Efforts.................................................................. 28

     19.    Casualty................................................................................... 28
            19.1   Damage.............................................................................. 28
            19.2   Condemnation........................................................................ 30
            19.3   Store Encumbrances; Leases.......................................................... 30

     20.    Employee Relations......................................................................... 31

     21.    Confidentiality and Access................................................................. 32
            21.1   Access.............................................................................. 32
            21.2   Confidentiality..................................................................... 33
            21.3   Cooperation on Tax Matters.......................................................... 33
            21.4   Notice.............................................................................. 33

     22.    Conditions to Closing...................................................................... 33
            22.1   Conditions to Obligations of Each Party............................................. 33
                   22.1.1   No Order or Injunction..................................................... 33
                   22.1.2   Compliance with Law........................................................ 33
            22.2   Conditions to Obligations of Buyer.................................................. 34
                   22.2.1   Representations and Warranties True........................................ 34
                   22.2.2   Seller's Performance....................................................... 34
                   22.2.3   Opinion of Seller's Counsel................................................ 34
                   22.2.4   Consents................................................................... 35
                   22.2.5   Closing Documentation...................................................... 35
                   22.2.6   Title Insurance............................................................ 35
                   22.2.7   FIRPTA Affidavit........................................................... 38
                   22.2.8   Condition of Stores........................................................ 38
                   22.2.9   Warranties and Guarantees.................................................. 40
                   22.2.10  Landlord Estoppels......................................................... 40
            22.3   Conditions to Obligations of Seller................................................. 40
                   22.3.1   Merger Agreement........................................................... 40
                   22.3.2   Representations and Warranties............................................. 40
                   22.3.3   Buyer's Performance........................................................ 41
                   22.3.4   Opinion of Buyer's Counsel................................................. 41
                   22.3.5   Sales Tax Resale Exemption Certificate..................................... 41
                   22.3.6   Consents................................................................... 41


     23.    Termination................................................................................. 42

     24.    Miscellaneous............................................................................... 42
            24.1   Notices.............................................................................. 42
            24.2   Assignability and Parties in Interest................................................ 43
            24.3   Governing Law........................................................................ 44
            24.4   Counterparts......................................................................... 44
            24.5   Indemnification for Brokerage........................................................ 44
            24.6   Publicity............................................................................ 44
            24.7   Complete Agreement................................................................... 44
            24.8   Modifications. Amendments and Waivers................................................ 44
            24.9   Interpretation....................................................................... 45
            24.10  Subsidiaries......................................................................... 45
            24.11  Expenses............................................................................. 45
                   24.11.1   Transaction Expenses....................................................... 45
                   24.11.2   Litigation Expenses........................................................ 45
            24.12  No Use of Names...................................................................... 45
            24.13  Time is of the Essence............................................................... 45
            24.14  Third Party Beneficiary Rights....................................................... 46
            24.15  Further Assurance.................................................................... 46
            24.16  1031 Exchange........................................................................ 46
            24.17  Guarantee............................................................................ 47


     Exhibits
     --------
              A  Owned Stores
              B  Store Leases
              C  Collective Bargaining Agreements and Union Contracts
              D  Excluded Equipment
              E  Excluded Contracts
              F  Inventory Prices
              G  Form of Special Warranty (or Grant) Deeds
              H  Form of Bill of Sale
              I  Form of Estoppel Certificate
              J  Form of Assignment and Assumption Agreement (Store Leases)
              K  Form of Assignment and Assumption Agreement (Contracts)
              L Form of Assignment and Assumption Agreement (Labor Agreements) M Form of Assignment and Assumption Agreement (Guarantees)
              N Form of Assignment and Assumption Agreement (Prepaid Expenses) O Purchase Price Allocation
              P  Seller Disclosure Schedule

          Q  Buyer Disclosure Schedule
          R  Permitted Exceptions/Title Policies

                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 7th day of May, 1999, by and between ALBERTSON'S, INC., a Delaware corporation, ("Seller"), STATER BROS. MARKETS, a California corporation and STATER BROS. HOLDINGS INC., a Delaware corporation (collectively "Buyer"). Seller and Buyer are sometimes hereinafter referred to individually as "Party" and collectively as "Parties".

                                   RECITALS

     WHEREAS, Seller or its subsidiaries (the "Affiliated Sellers" and, collectively with Seller, the "Sellers" and individually a "Seller") is (i) the owner of certain real property identified on Exhibit A hereto (an "Owned Store"; collectively, the "Owned Stores") and (ii) the tenant of real property under certain leases or subleases identified on Exhibit B hereto (a "Store Lease"; collectively, the "Store Leases"), each such property being referred to as a "Store Property", and collectively as the "Store Properties";

     WHEREAS, Seller has entered into an Agreement and Plan of Merger dated as of August 2, 1998 by and between Seller, Abacus Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Seller, and American Stores Company, a Delaware corporation (the "Merger Agreement"), providing for, on the terms and conditions thereof, the merger (the "Merger") of Abacus Holdings, Inc. with and into American Stores Company, with American Stores Company surviving the Merger as a wholly owned subsidiary of Seller;

     WHEREAS, in connection with the consummation of the Merger, Seller contemplates entering into a consent decree (the "Provisional Consent Decree") with the Federal Trade Commission ("FTC") and/or certain state Attorneys General that will require Seller to divest certain assets relating to the Store Properties to resolve any issues relating to the preservation of competition post-Merger;

     WHEREAS, the Sellers desire to sell, cause to be sold or otherwise transfer or assign to Buyer, and Buyer wishes to purchase, the Sellers' interest in the Store Properties and certain related assets to the extent provided herein on the terms and conditions hereof (including consummation of the Merger); and

     WHEREAS, Buyer has agreed to assume certain liabilities of the Sellers as more specifically provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Parties covenant and agree as follows:

     1.   Agreement to Sell and Agreement to Purchase.
          1.1  Assets to be Conveyed.

          On the terms and subject to the conditions set forth in this Agreement, on the Initial Closing Date, and the respective Subsequent Closing Dates, (both as hereinafter defined) Seller shall (and shall cause each Affiliated Seller to) convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase, to the extent transferable or assignable by the Sellers all of the right, title and interest of the Sellers in and to the following assets comprising or relating to the Store Properties (hereinafter collectively referred to as the "Assets") as the same may exist on the respective Closing Date, but excluding the Excluded Assets (as defined in Section 1.2):

          (a) Those parcels of land on which the Owned Stores are located, together with the buildings, fixtures and improvements located on or attached to such real property (the "Improvements"), and all rights arising out of the ownership thereof including, without limitation, all leases and subleases of such real property, in whole or part, all options and rights of first refusal, together with and subject to all licenses, permits, easements and rights-of-way which are appurtenant to such real property (all of which are hereinafter collectively referred to as the "Real Property"), subject only to the Permitted Exceptions (as defined in Section 22.2.6, below) and those liabilities, liens, obligations and encumbrances which are expressly assumed by Buyer pursuant to
Section 3.1 hereof.

          (b) The Store Leases and any sublease of all or any portion thereof.

          (c) All assignable guarantees and warranties for the benefit of Seller, to the extent they relate specifically to the ownership or operation of the Store Properties (and not to the extent they relate to other properties or operations of the Sellers) (provided, however, that to the extent any guarantees
                            --------  -------
and warranties relate to the ownership or operation of the Store Properties and also to properties of the Sellers other than the Store Properties, such guarantees and warranties shall be included in the Assets solely to the extent the portion of such guarantees or warranties related to the ownership or operation of the Store Properties is separately assignable) (the "Guarantees").

          (d) Any and all union contracts and collective bargaining agreements, relating to persons employed at, or in connection with, the Store Properties, to the extent they relate to the Store Properties or the operation of the supermarket business at the Store Properties, a list of which is attached hereto as Exhibit C (the "Labor Agreements").

          (e) Other than the Labor Agreements referred to above, any and all contracts and agreements, including written Equipment (as defined below) leases, relating exclusively to the Store Properties or the operation of the supermarket business at the Store Properties (and not other properties or operations of the Sellers) (the "Contracts").

          (f) All merchandise inventory (including private label inventory), supplies (including private label supplies), containers, labels, packaging material, maintenance supplies, food and other similar items (other than consigned inventory) which are located in the Store Properties on the respective Closing Date, (collectively, the "Inventory").

          (g) All of the machinery, equipment, shopping carts, tools, furniture, forklifts, fixtures, leasehold improvements, computer equipment and order entry devices and construction in progress owned by Seller on the date of this Agreement and located at the Store Properties (the "Equipment") but excluding (x) motor vehicles (trucks, vans, and autos), and rail, truck and sea containers, and (y) any such items which are disposed of in the ordinary course of business prior to the respective Closing Date.

          (h) All of the following books, records, files and papers, whether in hard copy or computer format (or, at Seller's election, the underlying data contained in such books, records, files and papers) to the extent they are in Seller's possession, custody or control and to the extent used exclusively in connection with the Store Properties: surveys (boundary and topographical), construction drawings, soil reports, asbestos inspections, environmental reports and assessments, fixture plans, warranties, information relating to Taxes (as defined in Section 9.3), employee payroll records as reasonably required by Buyer to promptly process payroll checks for employees currently employed by the Sellers and thereafter hired by Buyer at each of the Store Properties (and by Store Property) and all records and information relating to the Store Leases or Real Property, including an unaudited depreciation schedule relating to the Assets in such form as agreed to by the Parties (collectively the "Files and Records").

          (i) All transferable deposits, prepaid rent and prepaid expenses made by Seller under the Store Leases or otherwise in respect of the Store Properties (collectively the "Prepaid Expenses").

          (j)  The liquor licenses, in accordance with Section 7.

1.2  Assets Excluded.

          Assets not described above, and notwithstanding anything to the contrary contained in this Agreement, the property and assets described below are expressly excluded from the transaction contemplated by this Agreement and do not comprise the Assets being transferred hereunder (the "Excluded Assets"):

          (a) Any Equipment owned by third parties who are not affiliated with the Sellers, any pharmacy related computer equipment, and those items or categories of Equipment set forth upon Exhibit D attached hereto (the "Excluded Equipment"). Seller shall use reasonable efforts to remove the Excluded Equipment from the Store Properties within five (5) days following the Closing in relation to each Store Property; any Excluded Equipment not removed by the Sellers shall be removed by Buyer at its expense.

          (b) Except as specifically provided in Section 24.12 hereof, any signs or personal property which contain the name (or trade derivative thereof) or logo of Seller or its affiliates including all uniforms supplied to the Sellers' employees, which signs and personal property Seller shall use its best efforts to remove from the Store Properties within five (5) days following the respective Closing; any signs and personal property not removed by Sellers shall be deemed abandoned by Seller and may be removed by Buyer at its own cost and destroyed and Buyer shall neither use nor allow any third party to use such signs or personal property.

          (c) Currency and cash equivalents located in or at the Store Properties at or prior to the Closing Date for such Store Properties.

          (d)  Undeposited or uncollected checks and food stamps.

          (e) Subject to Section 9.6, accounts receivable relating to the Store Properties or the operation of the business at the Store Properties which are owed to the Sellers (or their affiliates) at the respective Closing including, but not limited to, delinquent rent payments, tenant reimbursements, refunds of insurance premiums or security deposits with utilities accruing to, or held for, the benefit of the Sellers, and, except as may be provided to the contrary in
Section 19, insurance proceeds, condemnation awards or other compensation payable upon any sale, destruction, damage, taking or other disposition of any of the Assets (the "Accounts Receivable").

          (f)  Except as specifically provided in Section 1.2(b) and Section
24.12 hereof, trademarks, trade names, and similar intangibles including any right to use or interest in any of the names of Seller, any Affiliated Seller, or any other subsidiary, affiliate or division of Seller, or any similar name or intangible registered or licensed to any of the foregoing, or any tradenames used by Seller; provided, however, that the Buyer shall be entitled for a period
                --------  -------
of 120 days following the respective Closing of each of the Store Properties to sell all items included in the Inventory notwithstanding that such items may be labeled with the Sellers' trademark or similar intangible (acknowledging that Buyer shall acquire no rights or interest in Sellers' trademark other than such limited right to sell such Inventory).

          (g) Claims, rebates, refunds and other general intangibles arising from the operation of the Store Properties prior to the Closing with respect to such Store Properties.

          (h) Any and all rights to any software used in any computer equipment included in the Assets, provided that, to the extent that the right to use any software that is non-proprietary to the Sellers is separately assignable as to such computer equipment without any third party consent, or if any consent is required and can be obtained without any cost to Seller, such right will be included in the Assets.

          (i) The books and business records of the Sellers including, without limitation, policy, compliance and procedures manuals, internal audit reports and any information, books, records and files (whether in writing or electronic format) concerning the financial performance, strategic plans, budgets, forecasts, projections and competitive or capital spending analysis of the Store Properties or the Sellers' operations, employee manuals, employee handbooks and employee personnel records.

          (j) All property becoming upon installation or expiration of the relevant Store Lease or other leases, the property of the landlord or lessor thereof.

          (k) All refunds and credits of Taxes (as defined in Section 9.3) and other Tax attributes of the Sellers.

          (l) All records relating to the employees of the Sellers or to claims, obligations or liabilities against the Sellers or any of their affiliates which do not constitute Assumed Liabilities (as defined in Section 3.1, below).

          (m) Any lease, sublease, license, sublicense or other contract relating to the installation, use or operation of ATM or similar banking machines, in-store banking facilities, photo-finishing equipment, or slot machines or other gaming devices ("In-Store Operations"), at the Store Properties or as part of the operations of the Store Properties (and any interest of the Sellers in such equipment), except to the extent assignment to Buyer is required by the applicable agreement; provided, however, that Buyer
                                               --------  -------
shall allow each bank operating ATM's or other in-store banking facilities to continue to operate in the relevant Store Property for up to 100 days after receipt of notice by Seller informing each such bank of the transfer of the relevant Store Property to Buyer. Seller agrees that it shall not object to Buyer entering into any agreement relating to In-Store Operations and if necessary, shall waive any exclusivity provisions in Sellers' agreements relating thereto. Upon request, Seller shall provide Buyer with any names of the appropriate contacts necessary to allow Buyer to pursue such agreements with Sellers' operators relating to In-Store Operations.

          (n) Any Store Properties excluded from sale under this Agreement pursuant to Section 19.

          (o) Subject to Section 7 hereof (dealing with liquor licenses), any permits or licenses (or similar governmental approvals) issued to Seller or its affiliates in connection with the ownership, use or operation of any Store Properties.

          (p) All audio and video tapes or devices that are available for sale or rental at the Store Properties to the extent they are not owned by the Sellers.

          (q) All customer data and information derived from customer loyalty cards, promotions, co-branded credit card programs and the like.

          (r) All Contracts listed on Exhibit E hereto or which Seller has notified the Buyer in writing prior to the Initial Closing Date will be excluded from the Assets.

          (s)  All pharmacy merchandise (legend, non-legend and generic).

          (t) The customer lists, filled and unfilled prescriptions for each such customer, and customer phone numbers relating to the Store Property pharmacies.

          (u)  All Inventory in transit, in accordance with Section 8.

          1.3  Closing.
               1.3.1  Initial Closing Date.

               The closing of the transactions herein contemplated shall, unless another date, time, method or place is agreed to in writing by the Parties, take place through an escrow as described below (the "Escrow"). The Escrow shall be fully funded and established, as promptly as reasonably practicable, and no later than forty-five (45) days, following the consummation of the Merger subject to the satisfaction or waiver of the other conditions set forth in
Section 22. The date on which the first closing is held hereunder shall be termed the "Initial Closing Date" or the "Initial Closing". The Initial Closing shall occur within five (5) days following the funding of the Escrow.

               1.3.2  Escrow

               As soon as reasonably practicable after the date hereof, the Parties shall open the Escrow with a mutually agreeable escrow holder (the "Escrow Holder"). Within 5 days prior to the Initial Closing Date, Buyer shall deposit the Purchase Price and the Estimated Inventory Purchase Price (both as defined below) with the Escrow Holder (the "Escrow Amount") which Escrow Amount shall be deposited by Buyer into the interest-bearing account selected by Buyer as specified below and Buyer and Seller respectively shall deposit the closing documents and other instruments necessary to close the transaction as contemplated by this Agreement in respect of all of the Store Properties. The Escrow Amount shall be invested by the Escrow Holder in an interest bearing account selected by Buyer, and Buyer shall be entitled to any interest earned on the Escrow Amount which shall be paid pro rata (proportional to the relevant amount of the Purchase Price and the Estimated Inventory Purchase Price) (the "Escrow Interest") to Buyer at the same time as the Purchase Price and the Estimated Inventory Purchase Price are paid to Seller upon the closing of the Escrow with respect to each Store Property. Buyer and Seller shall each pay one-half (1/2) the cost of the Escrow Holder. Seller and Buyer both agree to execute such additional agreements or other documents reasonably requested by Escrow Holder to fully effectuate this Agreement. In the event of any conflict between such agreements and this Agreement, the terms of this Agreement shall prevail.

               1.3.3  Closing of Escrow

               (a) There may be multiple closing dates for the closing of the Escrow for each Store Property over a period of not longer than thirty (30) days following the Initial Closing Date. The Parties shall use their best efforts to close on all of the Store Properties as soon as possible after the Initial Closing Date. The Parties acknowledge that they expect to close on at least one (1) Store Property on the Initial Closing Date and on no less than three (3) Store Properties each business day commencing four (4) days following the Initial Closing Date. The Parties agree to co-operate to facilitate the prompt closing on all of the Store Properties, including giving as much advance notice as possible of the intended date of closing for each Store Property.

               (b) On the closing date for each Store Property (each such closing date on which either the Initial Closing or a Subsequent Closing occurs shall be deemed to be a "Closing Date" with respect to the store properties which are transferred at such "Closing" and each Closing Date after the Initial Closing Date shall be deemed a "Subsequent Closing Date" or a "Subsequent Closing"), the Escrow Holder shall transfer by wire transfer to Seller:

                    (i) that portion of the Escrow constituting the Purchase Price for such Store Property, as set forth in Exhibit O; and

                    (ii) that portion of the Escrow constituting the Estimated Inventory Purchase Price for such Store Property, as set forth in Exhibit O, and the Escrow Holder shall transfer the Escrow Interest to Buyer by wire transfer.

               (c) on each respective Closing Date, the Escrow Holder shall release to Buyer (or Seller, as the case may be) the documents and instruments referred to in Section 6.2 relating to such Store Property.

               (d) The Parties agree that following the Initial Closing no further conditions exist on each Party's obligation to consummate this transaction, other than delivery by the Escrow Agent of the Funds and documents held by the Escrow Holder and the payment by the Parties of any adjusted payments required to then be paid, as set forth herein.

          1.4  Assets are Indivisible.

          Except as otherwise provided herein (including Section 19 hereof), the rights to purchase the Assets are indivisible. Such Assets may not be individually purchased without all of the others, unless expressly permitted or required pursuant to the provisions of this Agreement.

     2.   Consideration to be Paid by Buyer.

          2.1  Purchase Price For Non-Inventory.

          Subject to adjustment as herein provided, in addition to the amounts specified below, the purchase price payable hereunder for the Assets (other than the Inventory) shall be ninety four million, nine hundred and thirteen thousand, two hundred and thirty eight dollars ($94,913,238) which shall be paid by Buyer to Seller in accordance with Section 1.3 (the "Purchase Price"). The Purchase Price shall be allocated among the Assets in accordance with the provisions of
Section 9.5.

          2.2  Purchase Price For Inventory.

          The purchase price for the Inventory (the "Inventory Purchase Price") shall be determined in accordance with Article 5 herein.

          2.3  Other Amounts.

          Buyer shall also pay to Seller and Seller shall pay to Buyer by wire transfer at or after the Initial Closing all other amounts specified to be paid by Buyer or Seller at or after the Initial Closing under this Agreement. At least three (3) days prior to the Initial Closing and each Subsequent Closing, Seller will provide Buyer and the Escrow Holder with a preliminary closing statement which identifies each amount due from Buyer to Seller, from Seller to Buyer and each amount to be released from Escrow.

     3.   Assumption of Liabilities.

          3.1  Liabilities Assumed by Buyer.

          On the terms and subject to the conditions set forth in this Agreement, on the respective Closing Date for each Store Property, Buyer shall and hereby agrees to, subject to Section 3.2 herein, assume, and thereafter pay when due, and discharge and indemnify, defend and hold Seller harmless with respect to all liabilities or obligations of any kind, fixed and contingent, known or unknown, relating to or arising in connection with the use, non-use, ownership (whether by leasehold or fee) of the Assets or the operation of such Store Property or compliance with any legal or contractual obligations with respect to employees of the Store Properties (including, but not limited to, obligations under the Store Leases, and any leases or subleases of all or any portion of the Store Properties in which Seller or its affiliates is a lessor or sublessor, the Contracts and the Guarantees, and the Labor Agreements, to the extent such liabilities and obligations arise during, accrue during, or are attributable to, the period from and after the Closing Date for each respective Store Property (the "Assumed Liabilities").

          3.2  Liabilities Not Assumed by Buyer.

          It is expressly agreed that Buyer is not assuming and shall in no event be liable for any liabilities or obligations of any kind, fixed and contingent, known or unknown, relating to or arising in connection with the use, non-use, ownership (whether by leasehold or by fee) of the Assets or the operation of the Store Properties or compliance with any legal or contractual obligations with respect to employees at the Store Properties (including, but not limited to, obligations under the Store Leases, and any leases or subleases of all or any portion of the Store Properties in which Seller or its affiliates is a lessor or sublessor, the Contracts, the Guarantees, and the Labor Agreements and consent decrees relating to employees at the Store Properties) to the extent such liabilities and obligations arise during, accrue during, or are attributable to the period prior to the Closing Date for such respective Store Property (the "Excluded Liabilities"). It is agreed that the Assumed Liabilities include, and the Excluded Liabilities do not include, matters for which Seller makes no representation or warranty and which Buyer accepts pursuant to Section 16.2 hereof.

     4.   Possession; Store Leases.

          4.1  Possession and Risk of Loss.

          Buyer shall take possession of the Store Properties together with the other Assets being transferred hereunder at the Closing of such respective Store Property, and shall assume all risk of loss by fire or other casualty and all risks relating to the operation of the business with respect thereto upon the taking of such possession, excluding any risk of loss of Excluded Equipment or other property of Seller's which remains on the Store Properties after each respective Closing. The keys to the Store Properties and the combinations to all safes at the Store Properties shall be delivered to the designated Buyer representative at such time and Buyer shall immediately make its own arrangements to have the locks changed.

          4.2  Store Leases.

          Buyer will (and will cause its assignees and successors to) fully and promptly perform all of the obligations of the Sellers assumed by Buyer pursuant to this Agreement accruing and attributable to the period from and after the Closing Date for each respective Store Property including, but not limited to, the obligations of the tenant under the Store Leases and as lessor or sublessor of any leases or subleases.

     5.   Inventory Condition and Computation of the Inventory Purchase Price.

          5.1  Condition of Inventory.

          The Assets constituting the Inventory shall be sold to Buyer under this Agreement in "AS IS" condition "WITH ALL FAULTS" (and without any warranty of any kind as set forth in Sections 15.1 and 16.2) as of the Closing for the respective Store Property and shall be conveyed to Buyer by the Bill of Sale (as hereinafter defined). Notwithstanding anything herein to the contrary, Seller shall not be released and shall remain fully liable (and indemnify Buyer from) any product liability claims arising out of the sale of Seller's private label products, except to the extent that such claim relates to the acts or omissions of Buyer or its affiliates, assignees, agents, contractors or employees. In the event of such a product liability claim, Buyer shall use reasonable commercial efforts to assist Seller in any claim Seller may have against a manufacturer or other third party.

          5.2  Inventory Purchase Price.

          The "Inventory Purchase Price" shall be the aggregate of the Sales Floor Price for each item on display or on the sales floor of the Store Properties at the Closing for the respective Store Property and the Backroom Price for each item in storage at the Store Properties, as determined in accordance with the schedule set forth on Exhibit F hereto. Prior to the Initial Closing, Seller shall make a reasonable estimate of the Inventory Purchase Price for all of the

Store Properties (the "Estimated Inventory Purchase Price") which amount shall be paid by Buyer at the Initial Closing into the Escrow in accordance with
Section 1.3.

          5.3  Inventory.

          A physical count of the Inventory designated for inventory pursuant to
Section 5.2 above shall be made by Buyer, Seller and an independent inventory service mutually agreed to by the Parties (the "Inventory Service"). The Inventory Service shall make a physical accounting of the Inventory on the day prior to the Closing Date for the respective Store Property, or such other time period before such Closing mutually agreeable to Buyer and Seller, in accordance with mutually agreed upon instructions. Both Parties shall be entitled to have representatives present during the inventory. These representatives will attempt, in good faith, to resolve any disputes respecting out of date, spoiled or distressed inventory and quantity or pricing which may arise during the inventory. Out of date, spoiled or distressed Inventory shall be identified at the taking of the inventory. Any such Inventory will be transferred to Buyer at no cost. All Inventory other than perishable Inventory (such as Inventory offered for sale in the produce, bakery, dairy, delicatessen and meat departments ("Perishable Inventory")), shall be considered out of date if such Inventory has a remaining shelf life of less than three (3) days at the Closing Date for the respective Store Property. Perishable Inventory shall be considered out of date if it has expired at the Closing for the respective Store Property. Buyer and Seller shall each pay one half (1/2) the cost of the Inventory Service. Departments, such as Perishable Inventory departments, not inventoried by the Inventory Service shall be inventoried by appropriate Store personnel at mutually agreed upon times and in the presence of representatives of Buyer and Seller. It is hereby agreed by Buyer and Seller that the Store Properties will close at 6:00 p.m. local time on the day of such inventory, unless otherwise agreed.

          5.4  Purchase Price Payment/Adjustment.

          Based on the physical accounting by the Inventory Service pursuant to
Section 5.3, above, Seller shall issue a revised estimate of the Inventory Purchase Price (the "Revised Estimated Inventory Purchase Price"). The difference between the Estimated Inventory Purchase Price (as computed as of the Initial Closing) and the Revised Estimated Inventory Purchase Price shall be paid by Buyer to Seller or by Seller to Buyer, as the case may be, in cash via wire transfer in immediately available U.S. funds on the Closing Date in relation to the respective Store Property. The Revised Inventory Purchase Price shall be adjusted between the Parties within thirty (30) days after receipt of final inventory documentation based on the inventory performed pursuant to
Section 5.3 above, and based on the Inventory Purchase Price calculations made pursuant to Section 5.2 above (the "Final Inventory Purchase Price"). The Party owing funds, if any, to the other Party as a result of such adjustment shall promptly transmit via wire transfer, in immediately available funds, such amount owing to the other Party or, if there is a dispute, the amount which is not disputed. In the event Buyer and Seller are unable to agree on such adjustment within five (5) business days after receipt of final inventory documentation, Buyer and Seller shall submit the items remaining for resolution in writing, together with such written evidence as Buyer or Seller may elect, to a big five accounting firm agreed upon by the Parties not then employed by Buyer or Seller or any of their material affiliates (the "Independent Accounting Firm"), which shall, within twenty (20) business days of such submission, resolve any differences between the Parties and report to Seller and Buyer upon such remaining disputed items, and such report shall be final, binding and conclusive upon Seller and Buyer. Buyer and Seller shall each be responsible for one-half (1/2) of the fees and disbursements of the Independent Accounting Firm. Any amount that is subject to dispute under this
Section 5.4 shall be paid by Seller or Buyer, as the case may be, in immediately available funds within three (3) business days following a resolution of such dispute and in an amount in accordance with such resolution.

     6.   Payments/Delivery of Documents.

          6.1  Payments.

          On the Initial Closing Date, as a condition to closing, Buyer shall pay to the Escrow Holder the Escrow Amount (including the Purchase Price, the Estimated Inventory Purchase Price, and the amounts provided for in this Section
6).

          6.2  Delivery of Documents.

          On the Initial Closing Date, as a condition to closing, Buyer and each Seller shall deliver, to the Escrow Holder for the benefit of the other, all documents necessary to transfer to Buyer all of each Sellers' right, title and interest in and to the Assets being purchased hereunder or required by this Agreement to be delivered on the relevant Closing Date including, but not limited to, the following:

          (a) Special Warranty (or Grant) Deeds substantially in the form attached hereto as Exhibit G (the "Deeds") conveying fee simple title to the Real Property to Buyer, subject only to the Permitted Exceptions, to be dated as of the Closing Date for the relevant Store Property.

          (b) Bill of Sale substantially in the form attached hereto as Exhibit H conveying title to the Equipment and Inventory to Buyer free and clear of all liens and encumbrances except personal property taxes not yet due and payable, to be dated as of the Closing Date for the relevant Store Property.

          (c) Estoppel certificates, substantially in the form attached hereto as Exhibit I, from the landlords under the Store Leases, if available, dated within a reasonable period prior to the Initial Closing Date. If the landlord fails to provide such a document, it will be provided by the Seller, dated within a reasonable period prior to the Initial Closing Date.

          (d) Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit J assigning to Buyer all of the Sellers' right, title and interest in and to the Store Leases and any sublease of all or any portion thereof (the "Assignment"), to be dated as of the relevant Closing Date.

          (e) Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit K assigning to Buyer all of the Sellers' right, title and interest in the Contracts, to be dated as of the relevant Closing Date.

          (f) Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit L assigning to Buyer all of the Sellers' right, title and interest in the Labor Agreements and other Assumed Liabilities and pursuant to which Buyer shall assume all of the Sellers' obligations thereunder, to be dated as of the relevant Closing Date.

          (g) Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit M assigning to Buyer all of the Sellers' right, title and interest in the Guarantees, to be dated as of the relevant Closing Date.

          (h) Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit N assigning to Buyer all of the Sellers' right, title and interest in the Prepaid Expenses, to be dated as of the relevant Closing Date.

          (i)  FIRPTA Affidavit in accordance with Section 22.2.7, below.

          (j) Original Store Leases or copies if the originals are not available.

          (k)  The Files and Records.

          (l) Title Policies (as hereinafter defined), to be dated as of the Initial Closing Date.

          (m) All other instruments, opinions and certificates required by this Agreement.

     All documents to be delivered at or with respect to the Initial Closing or any Subsequent Closing shall be effective as of the date specified therein. The relevant documents shall be released by the Escrow Holder to Buyer or Seller (as the case may be) at the Closing for each respective Store Property. Buyer and Seller both severally irrevocably constitute and appoint the Escrow Holder and any officer or agent thereof, with full power of substitution, as their respective lawful attorney-in-fact with full power and authority in the place and stead of each of Buyer and Seller respectively, for the purpose of carrying out the terms of this Agreement, to date each of the relevant documents described above the date of the relevant Closing for each respective Store Property.

          6.3  Payment of Prorations.

          Subject to Section 9 hereof, at the same time and manner as the payments are made as provided in Section 6.1 hereof, the Parties shall, to the extent the figures are available as of the Closing for each respective Store Property, calculate all prorations of all matters to be prorated hereunder and the net difference shall be paid to the applicable Party at such Closing. Subject to Section 9, with respect to prorations which are not able to be made as of such date, the calculations thereof shall be estimated and payment therefor shall be made at the Closing for each respective Store Property based upon such estimate, and any necessary adjustments of such prorations shall be made as soon as reasonably practicable thereafter.

     7.   Licenses and Permits.

     As soon as reasonably possible following the date of this Agreement, Seller hereby agrees to use its best efforts, but at Buyer's cost and expense, to assist Buyer to obtain all permits and licenses (the "Permits") required for Buyer's operation of the Store Properties following the date of this Agreement. The liquor and all other licenses held for use primarily or exclusively in relation to the Store Properties and owned by Seller shall, if requested by Buyer and provided Buyer has made application in Buyer's name and in substantial compliance with all applicable rules and regulations therefor, be transferred to Buyer to the extent (but only to the extent) (i) such licenses are transferable in accordance with law by Seller and at no material cost or expense to Seller, and (ii) such licenses relate exclusively to the Store Properties. With respect to any liquor license or liquor inventory conveyed hereunder, the Parties shall comply with the applicable laws and regulations (including those of the State of California or any other State if applicable), including the creation of any necessary escrow and the disbursement or release of any funds held in such escrow, with the related escrow fees being paid by the Buyer. The Parties shall cooperate in executing and delivering any documentation necessary to effect the foregoing and to determine the amount of the Purchase Price allocable to such liquor license or liquor inventory. The closing of this transaction is not conditioned on obtaining the necessary liquor license; provided, however, if
                                                       --------  -------
the state liquor control authority refuses to consent to the transfer or issuance of a liquor license to Buyer, the liquor inventory shall be deemed an Excluded Asset and Seller shall have the right to access the Store Properties to remove the liquor inventory for its own use. The Parties will cooperate to meet, to the extent possible, governmental regulations so that Buyer may operate in the ordinary course of business until all of the Permits requested by Buyer can be transferred; provided, in no event shall Buyer operate under any Permit of Seller for a period beyond the earlier of (i) the period permitted by law, and
(ii) ninety (90) days following the Closing for the respective Store Property. Buyer agrees to and does hereby indemnify and hold Seller harmless from any and all liabilities it may incur during the period that Buyer operates the Store Properties using one or more of the Seller's Permits. Subject to Section 18, the Parties shall use their best efforts to transfer or arrange for the issuance of the Permits as expeditiously as possible and each Party shall assist the other in connection therewith.

     8.   Inventory In Transit.

     Inventory ordered in the ordinary course of business of the Store Properties, delivery of which is not received on or prior to the respective Closing Date for each Store Property, shall remain the property of Seller and shall not be deemed part of the Inventory transferred hereunder.

     9.   Prorations.

          9.1  Personal Property Taxes.

          Subject to Section 9.4, personal property taxes associated with the Assets including, without limitation, sales, use, and other similar taxes (the "Personal Property Taxes") that are imposed on a periodic basis and are payable for a tax period that includes (but does not end on) the respective Closing Date for each Store Property shall be prorated as of such Closing Date, and Seller shall bear the proportion of, and shall have the sole responsibility for, such taxes equal to a fraction, the numerator of which is equal to the number of days which shall have elapsed from the beginning of the applicable tax period to such Closing Date and the denominator of which is the number of days in the entire applicable tax period, and Buyer shall be responsible for the remainder. If the tax statement or appropriate information for the applicable tax year is initially sent to Seller, then Seller shall promptly forward such statement to Buyer. If the tax statement or appropriate information for the applicable tax year is not in the possession of the Parties on such Closing Date, the Personal Property Tax proration payment shall be estimated and paid on such Closing Date based upon such estimate, and any necessary adjustment shall be made as soon thereafter as the tax statement or appropriate information is received. Seller shall be responsible for any penalties and interest payable for rent or other items under each Store Lease where the same are due as a result of an underpayment or late payment by Seller prior to such Closing Date; Buyer shall be responsible for such amounts in respect of periods on or following such Closing Date.

          Personal Property Taxes which are based on or related to receipts, income or disbursements shall be prorated at the end of the current tax period, and such Personal Property Taxes payable, if any, shall be paid by Buyer when due and Seller shall promptly reimburse to Buyer a portion of the net Personal Property Taxes in proportion to a fraction the numerator of which shall be the receipts, income and disbursements accrued prior to the respective Closing Date for each Store Property and the denominator of which shall be the receipts, income and disbursements accrued during the current tax period (both before and after such Closing Date), and Buyer shall be responsible for the remainder.

          Refunds or credits of any Personal Property Tax contemplated by this Agreement shall be apportioned between the Parties in accordance with apportionment of the Personal Property Tax pursuant to this Agreement. From and after the respective Closing Date, Buyer agrees to take all actions reasonably necessary to notify all applicable federal, state and local governmental authorities of the change of ownership and address to which all such tax statements and related information should be mailed to insure Buyer's receipt thereof.

          9.2  Real Property Taxes.

          The real property taxes and assessments including, without limitation, commercial rent taxes, ad valorem, sewer rents, business improvement district, license, intangibles and other similar Taxes (the "Real Property Taxes") required to be paid by Seller pursuant to the Store Leases or in connection with the Real Property shall be prorated as of respective Closing Date for each Store Property between Buyer and Seller in the same manner as described in Section 9.1 for Personal Property Taxes. Taxes relating to utilities shall be apportioned in accordance with the apportionment of the relevant utility charge or fee contained in Section 9.7, below.

          9.3  Payment of Prorated Taxes and Tax Responsibility.

          Where Taxes to be prorated pursuant to Sections 9.1 and 9.2 are required to be included in tax returns filed by Buyer, and the applicable tax statement or appropriate information is not available at the respective Closing Date for the Store Property, Seller shall make payments of its prorated tax liability to Buyer within thirty (30) days after written request by Buyer for such amounts, which request shall be accompanied by a written statement describing the basis of the calculation of Seller's liability; provided,
                                                               --------
however, that Seller shall not be liable for any interests or penalties
-------
attributable to Buyer's failure to timely file any required tax returns or pay any Taxes relating thereto. Unless otherwise provided to the contrary herein, Buyer shall be solely responsible for Taxes relating to the Assets applicable to or arising from the period from and after the respective Closing Date for each Store Property, and Seller shall be solely responsible for Taxes relating to the Assets applicable to or arising prior to such Closing Date. Subject to Sections 9.1, 9.2 and 9.4, Seller shall indemnify and hold Buyer harmless from any liability for Taxes relating to the Assets accruing prior to such Closing Date, and Buyer shall indemnify and hold Seller harmless from any liability for Taxes relating to the Assets accruing from and after such Closing Date. As used in this Agreement, the term "Taxes" shall mean and refer to any and all taxes, including, without limitation, any debts, liabilities, obligations or commitments for any income, excise, sales, use, gross receipts, franchise, employment, payroll related or property tax of any sort, and any deficiencies, assessments, charges, interest and penalties associated therewith, imposed by the United States, any taxing or other governmental authority outside the United States, or any state or local instrumentality or authority within the United States. It is acknowledged that, except as otherwise provided to the contrary in this Agreement, each Party shall pay its own capital (including capital gains), net worth, user, franchise and income taxes and the same shall not be the subject of apportionment hereunder.

          9.4  Sales and Use Taxes.

          All transfer, transfer gains, documentary, sales, use, stamp, registration and other such federal, state and local taxes and fees (including any penalties, interest, additions to tax and costs and expenses relating to such taxes), whether for real or personal property, incurred in connection with the consummation and performance of the transactions contemplated hereby (collectively the "Sales Taxes") shall be borne by Buyer. If, and to the extent, Seller is required by law to collect the Sales Taxes, Buyer shall pay to Seller at the relevant Closing an amount equal to the Sales Taxes and Seller shall remit such amount to the appropriate governmental authority.

          9.5  Purchase Price Allocation.

          Buyer and Seller have agreed upon the allocation of the Purchase Price among the categories of Assets as set forth in Exhibit O hereto (the "Purchase Price Allocation"), and shall, as promptly as practicable, agree upon the allocation of Purchase Price amongst the Store Properties, to be set forth in Exhibit O hereto. The Parties shall cooperate on the timely filing of Internal Revenue Service Form 8594, if required in the reasonable judgment of the Parties, which shall be prepared in conformity with the Purchase Price Allocation. Seller and Buyer agree to act in accordance with the Purchase Price Allocation for all purposes including income, franchise and Sales Taxes and shall not take any position for any such purpose which is inconsistent with such allocation.

          9.6  Deposits; Prepaid Expenses.

          Buyer shall reimburse Seller at the Closing of each respective Store Property for the full amount of all Prepaid Expenses and recoverable deposits made by Seller that are assigned to Buyer including respecting the Store Leases, the Contracts, the Permits, the Labor Agreements, the Guarantees or the Store Properties (except any such amounts recouped or retained by Seller pursuant to Section 1.2(e) including, without limitation, all deposits held by any utility company, landlord, any governmental authority or any other person in connection with the Store Leases, the Contracts, the Permits, the Labor Agreements, the Guarantees or the Store Properties), and Seller shall assign such recoverable deposits to Buyer.

          9.7  Utilities.

          Seller shall attempt to obtain final meter readings for utilities at the Store Properties as of the respective Closing Date for each Store Property and shall pay for all utilities to such date. In the event it shall not be practicable to obtain the meter reading for any utility as of that date or there are utilities which are not metered, then as soon as all such utility bills are finally received, the Parties shall, on a pro rata basis, pay their respective shares of such bills.

          9.8  Prorations Generally; Percentage Rents.

          (a) Any and all other Store Lease payments or receipts, rentals, costs, charges, fees or expenses connected with or used in the operation of any Store Property, including all common area costs and costs under the Contracts, the Permits, the Labor Agreements, the Guarantees or revenues from Assets such as copy machines, vending machines, pay phones and the like, shall be prorated between the Parties on the respective Closing Date for each Store Property or as soon thereafter as reasonably practicable and Seller shall bear its proportion thereof through the day prior to such Closing Date; provided, however,
                                                    --------  -------
percentage rents payable under any of the Store Leases shall be prorated at the end of the current lease year or applicable calculation period for each such Store Lease, and the percentage rents payable, if any, shall be paid by Buyer when due and Seller shall promptly reimburse to Buyer a portion of such percentage rents in proportion to the gross receipts of the respective Store Property for the fraction of the rent year for which percentage rent is payable that precedes such Closing Date, and Buyer shall be responsible for the remainder. Seller shall be responsible for any penalties and interest payable for rent or other items under each Store Lease where the same are due as a result of an underpayment or late payment by Seller prior to such Closing Date; Buyer shall be responsible for such amounts in respect of periods on or following such Closing Date.

          (b) If any of the items described above cannot be finally apportioned at the respective Closing for each Store Property, because of the unavailability of the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at the Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after such Closing or the date such error is discovered or the event giving rise to an apportionment or reapportionment occurs, as applicable.

          (c) The provisions of this Section 9 shall survive the Initial Closing and the Subsequent Closings and shall not be deemed subject to any limitations or restrictions placed upon the liability of the Parties with respect to indemnification obligations pursuant to Section 17 hereof.

     10.  Conduct of Business.

          10.1 Seller Conduct of Business

          (a) Buyer acknowledges that the transaction contemplated hereby is a sale of the specified Assets and does not include the sale of any goodwill. Notwithstanding the foregoing, the Sellers agree from the date of this Agreement until the respective Closing Date for each Store Property (i) to maintain reasonably comparable hours of operation in such Store Properties except as a result of security concerns or as required by law; (ii) to exercise good faith in pricing merchandise between the date of this Agreement and such Closing Date, including not to increase such prices other than in the Sellers' ordinary course of business and consistent with the Sellers' normal pricing strategy; (iii) to maintain reasonably comparable types of inventory and overall levels of Inventory located at such Store Properties; (iv) to perform customary maintenance on such Store Properties and Equipment in accordance with the Sellers' past practices; and (v) without the consent of Buyer (which shall not be unreasonably withheld), not to enter into any material amendment to any of the Store Leases.

          (b) In the event the Sellers are not in compliance with the terms set forth in this Section 10.1, Buyer shall provide Seller with written notice of such non-compliance, whereupon Seller shall have ten (10) days from the date of receipt of such notice to comply, and if the respective Closing Date is scheduled to occur before the expiration of such ten (10) day period, the respective Closing Date shall automatically be extended until the earlier of the date the Sellers cure such non-compliance or the date such ten (10) day period expires. If the respective Closing shall occur, Buyer shall be deemed to have waived any and all claims it may have against Seller pursuant to this Section 10.1, irrespective of whether or not Buyer has actual knowledge of such claims or facts giving rise to such claims, except to the extent that Buyer shall have given Seller notice pursuant to the preceding sentence.

          10.2 Maintenance.

          Subject to the provisions of this Agreement, the Sellers agree to keep and maintain the Store Properties (including all heating, ventilating, air conditioning, refrigeration and heat reclaim equipment and accessories) in working condition, ordinary wear and tear and damage by casualty excepted, and to deliver same in such condition to Buyer on the respective Closing Date for each Store Property.

          10.3 Third Parties.

          Buyer acknowledges that the Sellers shall not be obligated to deal with anyone other than Buyer as the buyer of the Store Properties in connection with the sale hereof pursuant to this Agreement including, but not limited to, any operators, subtenants, or assignees of Buyer who might acquire an interest in the Store Properties from Buyer. In no event shall the Sellers be liable to such third parties in connection with any aspect of the transactions contemplated by this Agreement, nor shall any third party be or become a beneficiary of such rights, nor shall Buyer act or hold itself out as the Sellers' agent (and Buyer is not the Sellers' agent for any purpose) in any activity including, but not limited to, dealings with any such third parties.

     11.  Access

          11.1 Access to Records and Files.

          Seller shall have the right for a period of three years following the Initial Closing Date, subject to any third party rights of confidentiality, to have reasonable access to, and may make copies of the Files and Records and will hold all such information confidential in accordance with the Confidentiality Agreement (as defined in Section 21.2, below) except as may be required by law.

          11.2 Telecommunications.

               11.2.1  Access to Telecommunications Equipment.

               Seller, or its agents, shall have and the Buyer shall allow representatives of the telephone company and other appropriate persons, for a period of sixty (60) days following the respective Closing Date, reasonable access to the telephone equipment situated in Store #1623, Palm Springs-Indio, (which telephone equipment services that and other stores of Seller) to remove, relocate or alter such telephone equipment. Seller shall repair any damage caused by such removal.

               11.2.2  Telephone Numbers.

               Seller shall consent to the assignment to Buyer following each respective Closing of all telephone numbers, telephone lines, communication lines and similar rights used exclusively in connection with the Store Properties.

     12.  Bulk Transfer Laws.

     Buyer waives the requirements of any laws with respect to bulk transfers, and Seller agrees to pay and discharge when due all claims of creditors which could be asserted against Buyer by reason of such waiver to the extent such liability is not specifically assumed by Buyer herein. In consideration thereof, Seller agrees to defend and shall indemnify and hold Buyer harmless from any and all liabilities resulting from the claims of creditors of Seller arising out of or connected with its failure to comply with the requirements of any laws relating to bulk transfers or the failure of Seller to discharge such claims.

     13.  Accounts Receivable.

     Buyer shall not be under any obligation to collect Accounts Receivable, however, Buyer shall promptly forward to Seller within ten (10) days of receipt any monies paid to Buyer on any Accounts Receivable. Buyer shall furnish information that Seller may reasonably request from time to time with respect to such receipts of Accounts Receivable.

     14.  Representations and Warranties of the Parties.

     Seller and Buyer each respectively represent and warrant to one another (it being understood that each of the entities included within the term Buyer is jointly and severally making the representation as to itself and the others):

          14.1 Good Standing.

          It is duly incorporated, validly existing and in good standing under the laws of its state of formation and possesses full corporate power to own and operate its properties and carry on business as it is currently conducting it.

          14.2 Corporate Authority.

          All requisite corporate action has been, or will be taken by it before the Initial Closing, in order to authorize the execution and delivery of this Agreement and, as the case may be, the assignment, transfer, conveyance and acceptance of the Store Leases, the Contracts, the Real Property, the Labor Agreements, the remaining Assets, the Assumed Liabilities and all other properties as herein provided, the payment of all sums payable hereunder, and the consummation of the transactions contemplated by this Agreement, and compliance with the terms and provisions hereof (assuming all necessary consents are obtained) will not conflict with or result in a breach of any terms and provisions of, or constitute a default under, its Articles or Certificate of Incorporation or By-Laws or of any material indenture, mortgage, contract or other agreement to which it or any of its affiliates is a party or by which any of such person's properties are bound, or any existing material applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court.

          14.3 Binding Obligation.

          It has duly and validly executed and delivered this Agreement and, upon due and valid execution and delivery by the other Party, this Agreement constitutes its legal, valid and binding obligation (assuming this Agreement is a valid and binding obligation of the other Party), enforceable against it in accordance with its terms, subject, however, to all bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditor's rights, to general principles of equity, and to judicial limits on the rights of specific performance.

     15.  Representations and Warranties of Seller.

     In this Agreement, any reference to a party's "knowledge" means, in the case of Seller, the actual knowledge of the Chief Executive Officer, the Chief Financial Officer or the General Counsel of Seller, as such knowledge may exist without inquiry into the matter and, in the case of Buyer, the actual knowledge of the Chief Executive Officer, the Chief Financial Officer or the General Counsel of Buyer, as such knowledge may exist without inquiry into the matter.

     Seller represents and warrants to Buyer the following:

          15.1 "As Is" Condition.

          Except as otherwise specifically set forth in this Agreement, all of the Assets are being purchased by Buyer and sold by the Sellers, and the Store Properties (including the Real Property, if applicable) which are the subject matter of this Agreement are being delivered, in an "AS IS, WHERE IS" CONDITION ON THE RESPECTIVE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION, "WITH ALL FAULTS", INCLUDING, BUT NOT LIMITED TO, BOTH LATENT AND PATENT DEFECTS, AND BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF. OTHER THAN AS SET FORTH

EXPRESSLY IN THIS AGREEMENT, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY SELLERS CONCERNING THE ASSETS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY.

          15.2 Pending Litigation.

          Except as disclosed in Exhibit P hereto, there is no litigation, proceeding or investigation by any third party or governmental authority or agency pending or, to Seller's knowledge, threatened as of the date of this Agreement which materially adversely affects the Sellers' ownership or title to the Assets or consummation of the transactions contemplated in this Agreement, which has a reasonable likelihood of resulting in an adverse material change in the condition or value of the Assets or which could reasonably be expected to prevent, enjoin, materially alter or delay the consummation of the transactions contemplated by this Agreement.

          15.3 Store Leases.

          To Seller's knowledge, Seller has made available to Buyer correct and complete copies of the Store Leases (including all material amendments, modifications and supplements thereto) under which Seller uses or occupies or has the right to use or occupy, now or in the future, the Store Leases.

          15.4 Zoning.

          To Seller's knowledge, except as set forth in Exhibit P hereto, there is no action, pending or threatened, to change the zoning affecting any of the Store Properties which would materially adversely affect the conduct of a supermarket business at the Store Properties as it is presently conducted, or any pending or threatened condemnation of any of the Store Properties.

          15.5 Title to Personalty; Liens.

          With respect to the Assets constituting personal property which are owned by the Sellers, good and marketable title to such Assets will be transferred to Buyer at each respective Closing free and clear of any lien, charge, claim or other encumbrance of any nature whatsoever, except for real and personal property taxes and assessments not yet due and payable, and the following liens and encumbrances: (i) claims of materialmen, carriers, landlords and others not yet, or as of the respective Closing Date to be then not due and payable; (ii) liens securing obligations of the Sellers to creditors which shall be released on the respective Closing Date; and (iii) claims listed on Exhibit P hereto.

          15.6 Environmental Laws.

          Notwithstanding any other provision in this Agreement, this Section
15.6 contains the exclusive representations of Seller concerning environmental matters.

          Except as disclosed on Exhibit P hereto, to Seller's knowledge:

          (a) Each of the Sellers is in compliance in all material respects with all applicable Environmental Laws with respect to the Store Properties.

          (b) There have been no material releases or threatened releases of Hazardous Materials by any of the Sellers or their affiliates at, on, or under the Store Properties which would, individually or in the aggregate, be reasonably likely to require remediation under applicable Environmental Laws.

          (c) There exists no writ, injunction, decree, order, judgment, lawsuit, claim, proceeding, citation, directive, or summons, pending or threatened, against any of the Sellers under any Environmental Law with respect to the Store Properties.

          15.7 Definitions

          For the purposes of this Section 15, the following terms shall have the meanings indicated:

          "Environmental Laws" means all federal, state or local laws, statutes, ordinances, rules or regulations relating to (i) the protection of the environment or (ii) the generation, use, storage, treatment, processing, disposal, release or threatened release of Hazardous Materials, in each case as in effect at the Initial Closing Date.

          "Hazardous Material" means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds or chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, urea formaldehyde, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation) that are regulated by any Environmental Laws.

          15.8 Buyer's Representations and Warranties.

          Seller has no knowledge that any of the Buyer's representations and warranties are untrue in any material respect.

     16.  Representations and Warranties of Buyer.

     Buyer represents and warrants to Seller the following it being understood that each of the entities included within the term Buyer is jointly and severally making representation as to itself and to the other.

          16.1 Pending Litigation.

          Except as disclosed in Exhibit Q hereto, there is no litigation proceeding or investigation by any governmental authority or agency pending or, to Buyer's knowledge, threatened as of the date of this Agreement which has a reasonable likelihood of resulting in an adverse material change in the financial condition of Buyer, or which could reasonably be expected to prevent, enjoin, materially alter or delay the consummation of the transactions contemplated by this Agreement.

          16.2 "As Is" Condition.

          (a) Buyer acknowledges that, pursuant to Section 21.1 and 22.2.8, Buyer accepts the Assets in an "AS IS, WHERE IS" CONDITION ON THE RESPECTIVE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION, "WITH ALL FAULTS", INCLUDING, BUT NOT LIMITED TO, BOTH LATENT AND PATENT DEFECTS, AND BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF. OTHER THAN AS SET FORTH EXPRESSLY IN THIS AGREEMENT, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY SELLERS CONCERNING SUCH ITEMS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY.

          (b) Buyer hereby affirms and acknowledges that neither Seller nor any Affiliated Seller nor any of their officers, directors, agents, employees, accountants, advisors and/or attorneys (collectively the "Exculpated Parties") have made nor has Buyer relied upon any representation, warranty or promise whether oral or written, express or implied, by operation of law or otherwise, with respect to the Assets or any other subject matter of this Agreement except as otherwise expressly set forth in this Agreement. Without limitation, Buyer acknowledges that, except as specifically set forth to the contrary in this Agreement, no warranties or representations, expressed or implied, of any kind whatsoever have been made by any of the Exculpated Parties, or will be relied upon, and Buyer hereby releases the Exculpated Parties from any claims with respect to the Financial Information (as defined in Section 18.3), the Files and Records, the general plan designation, zoning, value, use, tax status or physical condition of the Assets including, without limitation, the Store Properties, or any part thereof, including, without limitation, the flood elevations, drainage patterns, soil and subsoils composition and compaction level, and other conditions at the Store Properties, or with respect to the existence or non-existence of toxic or hazardous materials on or under such property, or with respect to the accuracy of any boundary survey or other survey, title report or commitment, soils report or any other plans or reports, or with respect to the revenues and expenses generated by or associated with the Store Properties, or otherwise in any way relating to the Store Properties or the transactions contemplated hereby. Except as specifically provided in this Agreement, Buyer further acknowledges that all materials which have been provided to Buyer by any of the Exculpated Parties have been provided without any warranty or representation, expressed or implied, as to their content, suitability for any purpose, accuracy, truthfulness or completeness and Buyer shall not have any recourse against Seller or any of the other Exculpated Parties in the event of any errors therein or omissions therefrom. Buyer is acquiring the Store Properties based solely on its own independent investigation and inspection of the Store Properties and in no way in reliance on any information provided by Seller or any of the other Exculpated Parties other than the specified representations and warranties expressly contained herein.

          (c) No representation whatsoever is given or made by Seller under this Agreement that any distributor, supplier, contractor or service provider who serves any of the Sellers on the date hereof will continue to serve Buyer or any of the Store Properties after the Initial Closing or the respective Subsequent Closing.

          16.3 Financing.

          Buyer either has or will have at and after the Initial Closing funds available to it sufficient to consummate its purchase of the Assets and the transactions contemplated by this Agreement.

          16.4 Competitive Capability.

          Buyer has the intent and capability of competing effectively in the supermarket business and to use the Assets in order to do the same and believes that it is a buyer that should be viewed as an acceptable acquiror to the Federal Trade Commission and any relevant State Attorneys General.

          16.5 Seller's Representations and Warranties.

          Buyer has no knowledge that any of Seller's representations and warranties are untrue in any material respect.

     17.  Indemnification.

          17.1 Seller's Indemnification.

          Subject to Section 17.3, Seller hereby covenants and agrees, from and after the Initial Closing, to indemnify and to hold harmless Buyer, its affiliates and their respective officers and directors, employees and agents (collectively, the "Buyer Indemnified Party") from and against all claims, losses, liabilities, damages, fines, penalties, costs and expenses, reasonable fees and disbursements of counsel, including counsel fees incurred to enforce its rights hereunder, (net in all cases of tax benefits and net of any benefits paid to an Indemnified Party by an insurance carrier in respect of any loss, liability, obligation, damage, deficiency or expense) (collectively, the "Losses"), sustained or incurred by the Buyer Indemnified Party as follows:

          (a) All Losses sustained or incurred by any Buyer Indemnified Party in respect of Excluded Liabilities.

          (b) All Losses sustained or incurred by any Buyer Indemnified Party resulting from any breach of any representation or warranty on the part of Seller or any Affiliated Seller under this Agreement.

          (c) All Losses sustained or incurred by any Buyer Indemnified Party resulting from any breach of any of Seller's covenants or agreements contained herein.

          (d) Notwithstanding the provisions of this Section 17.1, Seller shall have no obligation for any claim for indemnification pursuant to Section 17.1 unless Buyer has provided Seller with written notice of such claim (containing a reasonable description of the facts and circumstances constituting the basis of such claim) prior to the expiration of the Survival Period.

          For the purposes of this Agreement (including Section 17.2), Losses shall not include lost profits, consequential damages or punitive damages.

          17.2 Buyer's Indemnification.

          Subject to Section 17.3, Buyer hereby covenants and agrees, from and after the Initial Closing, to indemnify and to hold harmless Seller and any Affiliated Seller, their affiliates and their respective officers, directors, employees and agents (collectively, the "Seller Indemnified Party") from and against all Losses sustained or incurred by the Seller Indemnified Party as follows:

          (a) All Losses sustained or incurred by any Seller Indemnified Party in respect of any Assumed Liabilities.

          (b) All Losses sustained or incurred by any Seller Indemnified Party resulting from any breach by Buyer of any of its representations or warranties.

          (c) All Losses sustained or incurred by any Seller Indemnified Party resulting from any breach of any of Buyer's covenants or agreements contained herein.

          (d) all Losses sustained or incurred by any Seller Indemnified Party (excluding Deloitte & Touche and Ernst & Young) in respect of Buyer's use of the Financial Information (as defined in Section 18.3).

          (e) Notwithstanding the provisions of this Section 17.2, Buyer shall have no obligation for any claim for indemnification pursuant to Section 17.2 unless Seller has provided Buyer with written notice of such claim (containing a reasonable description of the facts and circumstances constituting the basis of such claim) prior to the expiration of the Survival Period.

          17.3 Procedure for Indemnification.

          (a) Any party making a claim for indemnification hereunder (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing, describing the claim, the amount thereof, and the basis therefor.

          (b) In case any legal, arbitration or governmental proceeding is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice to the Indemnitee within thirty (30) calendar days after receipt of notice from the Indemnitee of the claim for indemnification, with counsel reasonably satisfactory to the Indemnitee (subject to the requirements of any insurance carrier covering the subject matter of the proceeding) and at the Indemnitor's own expense. However, notwithstanding the assumption by an Indemnitor of the defense of any claim as provided in this
Section 17.3, the Indemnitee shall be permitted to join in such defense and to employ counsel at its own expense. The Indemnitor shall be entitled to control the defense of any claim unless it is determined that there is a conflict of interest between the Indemnitor and the Indemnitee, in which case the Indemnitee shall be permitted to retain control of the conduct its own defense. Neither Party shall be entitled to settle a claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

                       (c) Seller shall not be liable to Buyer and Buyer shall not be liable to Seller for indemnification pursuant to this Section 17 unless
(i) the amount of any individual Loss or series of related Losses exceeds the sum of $100,000 (such Losses in excess of $100,000 are each called "Permitted Losses") and (ii) the aggregate amount of all Permitted Losses exceeds a sum equal to 4.0% of the Purchase Price (the "Floor"), in which event the indemnified party shall be entitled to indemnification for all amounts in excess of the Floor; provided,however, that the Floor and limitation on Losses are not
              -------  -------
applicable to claims arising from the failure (i) to satisfy any payment obligation under the Store Leases or Permitted Exceptions, or in respect of the Assumed Liabilities or the Excluded Liabilities (ii) to pay the Purchase Price,
(iii) to satisfy any obligations arising under Section 20, and (iv) to pay or reimburse the other Party for apportionments provided for herein.

          17.4 Survival.

          The Parties hereby agree, notwithstanding any contrary provision of this Agreement, that the representations and warranties of the Parties set forth in this Agreement shall survive the Initial Closing for a period of one (1) year, and shall thereafter be of no further force and effect (the "Survival Period"); provided, however, that notwithstanding the above and foregoing: (i) Buyer agrees that Seller's representations, warranties and agreements contained in Section 15.3 and Section 15.4 shall not survive the Initial Closing; (ii) Seller agrees that its representations, warranties and agreements regarding Taxes and those contained in Section 12 regarding bulk sales shall survive the Initial Closing Date until the expiration of the relevant statute of limitations period (including any extensions thereof); (iii) Seller agrees that its representations, warranties and agreements regarding Environmental Laws contained in Section 15.6 shall survive the Initial Closing Date for a period of three (3) years; and (iv) the covenants and obligations of the Parties contained herein (including obligations with respect to Excluded Liabilities and Assumed Liabilities) that contemplate performance after the Initial Closing shall survive the closing until the expiration of the relevant statute of limitations.

          17.5 Indemnification as Exclusive Remedy.

          After the Initial Closing, the indemnification provisions set forth in this Section 17 constitute the sole and exclusive remedy of any Party for any breach or default or other action brought in respect of this Agreement and the transaction contemplated hereby, except for covenants to be performed following the Initial Closing, with respect to which the Parties may seek specific performance to the extent that a remedy at law is inadequate.

     18.  Consents

          18.1 Consents and Approvals.

          Seller will use commercially reasonable efforts to obtain any and all consents and approvals required to authorize and permit the assignment, transfer and conveyance to Buyer of the Assets and the Store Leases being conveyed hereunder including, without limitation, "HSR Clearance" which shall be defined to mean that (a) the waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), shall have expired or been terminated; and (b) no order, decree or injunction shall have been entered or issued which is in effect and has the effect of making the Merger illegal or otherwise prohibits consummation of the Merger, provided that nothing in this Agreement shall require Seller to take any actions with respect to the sale or divestiture or operation of any of its (or any of its affiliates') assets in response to a request of any regulatory authority which Seller believes to be commercially unreasonable or not in its best business interests. Buyer shall indemnify and hold harmless Seller with respect to Buyer's obligations under the Store Leases, the Contracts, the Labor Agreements, the Permits and any other Assumed Liabilities after the Initial Closing in accordance with Section 17.

          18.2 Further Cooperation.

          Buyer agrees to cooperate with Seller and each of the Affiliated Sellers with respect to (A) obtaining the preliminary and final approval of the state Attorneys General and the Federal Trade Commission to the sale of the Assets to Buyer by (i) providing such antitrust agencies with any information within its possession or control which such agencies duly request, (ii) taking such actions as may be reasonably sought by such governmental agencies in consideration of this Agreement and the Merger including responding to such governmental agencies' requests and attending meetings with such governmental agencies upon reasonable notice in connection with Seller's efforts to obtain such approval, (iii) filing an HSR Notification and Report Form within ten (10) days of receipt of notice from Seller that Seller deems it appropriate to file an HSR Notification and Report Form in connection with the Agreement, and thereafter promptly making any other required submissions under the HSR Act,
(iv) promptly notifying Seller of any communication concerning this Agreement or the Merger with any governmental authority, and furnishing Seller with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between Buyer and their representatives on the one hand, and the FTC or a state Attorneys General or their respective staffs on the other hand, with respect to this Agreement or the Merger, and (B) obtaining the consent of any landlord or sublessor or other person as may be required in connection with the transaction, including, without limitation, providing such persons with information, as may be requested, relating to Buyer's financial status and experience in operating supermarkets, and such other information as may be reasonably requested by such landlords, sublessors or other persons.

          18.3 Financial Information

          Seller agrees to cooperate with Buyer with respect to providing Buyer with financial information relating to the Store Properties to the extent necessary for Buyer to comply with its disclosure and filing obligations under the Securities Exchange Act of 1934 ("Financial Information"). Seller will use its best efforts to engage Deloitte & Touche and/or Ernst & Young to assist Seller in this process and Buyer shall promptly reimburse Seller for any reasonable costs and expenses Seller incurs in complying with this Section, including the fees and expenses of Deloitte & Touche and/or Ernst & Young. Seller shall not be deemed to make and has not made any representation or warranty to Buyer with respect to such Financial Information.

          18.4 Reasonable Efforts.

          On the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use all commercially reasonable efforts to take or cause to be taken all actions and do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby.

     19.  Casualty.

          19.1 Damage.

          The risk of destruction, loss or damage by fire or other casualty to any Asset between the date hereof and the respective Closing to the extent that the operation of a Store Property ceases (a "Damage") shall be treated as follows:

          (A) If a Damage to Improvements at a Store Property is covered under Seller's insurance policies, Buyer shall take possession of such Store Property at the Closing of such Store Property and, except to the extent Seller has, or has caused to be, repaired such Store Property prior to such Closing, Seller or any Affiliated Seller shall (x) assign to Buyer (or to the landlord if required by the applicable Store Lease, and subject to any right of the landlord to terminate the Store Lease) any right it has to any unexpended insurance proceeds relating to such Damage (with Seller responsible for any deductible payable under the insurance policy covering such Damage and (y) to the extent that such insurance proceeds are not sufficient, Seller shall pay any additional amount necessary to repair, replace and restore the Improvements at such Store Property to pre-damage condition); it being understood that no adjustment to the Purchase Price shall occur as a result thereof.

          In the event that Damage occurs prior to Closing, and subsequent to the Closing Buyer is prevented from rebuilding or substantially restoring the Improvements by a governmental authority or other third party (providing Buyer has used its best efforts to obtain any necessary consents or approvals), Seller will refund to Buyer, if appropriate, an equitable portion of the Purchase Price relating to such Store Property after taking into consideration any insurance proceeds assigned, and any other amounts paid by third parties, to Buyer or for its benefit.

          If a landlord has a proper right to terminate a Store Lease which has not been exercised at the time of the respective Closing of such Store Lease, due to such Damage occurring prior to such Closing, the Parties shall nonetheless proceed to such Closing. In the event that a landlord subsequently exercises such a right to terminate a Store Lease by reason of the Damage which occurred prior to such Closing, Seller will refund to Buyer, if appropriate, an equitable portion of the Purchase Price relating to such Store Lease after taking into consideration any insurance proceeds assigned, and any other amounts paid by third parties, to Buyer or for its benefit.

          If Seller has a right to terminate a Store Lease due to such Damage occurring prior to Closing, Seller shall only exercise such right if Buyer so directs in writing prior to Closing. In such event the Store Property shall not be transferred at Closing and shall become an Excluded Asset and the Purchase Price shall be reduced by an amount mutually agreed upon between Buyer and Seller with respect to such Store Property and the related Assets located thereat. If such Store Lease is not terminated, the Parties shall proceed to Closing in accordance with this Section.

          (B) If a Damage to Improvements at a Store Property is not covered under Seller's insurance policies, Seller shall have the right, unless Buyer has agreed to assume the Seller's obligations relating to such Damage by written notice to Seller within ten days after Buyer's receipt of Seller's written notice of termination, to either (i) terminate this Agreement as to such Store Property or (ii) pay to Buyer an amount allowing Buyer to repair, replace and restore the Improvements at such Store Property to pre-damage condition; provided, however, in the event that the landlord is responsible for such
--------  -------
repairs, loss or destruction pursuant to the terms of the relevant Store Lease, Buyer shall take possession of such Store Property and close on such Store Property (subject to any right of the landlord to terminate the Store Lease) at the respective Closing without any indemnification obligation by Seller and Seller or any Affiliated Seller shall assign to Buyer any claim it has under such Store Lease with respect thereto.

          (C) If any Equipment is damaged prior to Closing, Seller or any Affiliated Seller shall assign to Buyer any right it has to any unexpended insurance proceeds relating to such damaged Equipment (with Seller responsible for any deductible payable under the insurance policy covering such damaged Equipment and any additional amount necessary to repair, replace and restore the Equipment to pre-damage condition); it being understood that no adjustment to the Purchase Price shall occur as a result thereof. If such damaged Equipment is not covered under the Sellers' insurance policies, then the Parties shall proceed to the respective Closing and an appropriate adjustment shall be made to the Purchase Price as it relates to such damaged Equipment.

          19.2 Condemnation.

          In the event a Store Property or any part thereof is taken in condemnation or by the exercise of eminent domain prior to the respective Closing Date for such Store Property, Buyer shall take possession of the Store Property or any portion thereof and close on such Store Property (subject to any right of the landlord to terminate the Store Lease) and Seller or any Affiliated Seller shall assign to Buyer any right it has to any condemnation award relating to such condemnation (it being understood that no adjustment to the Purchase Price shall occur as a result thereof). Seller shall not settle any condemnation proceeding relating to a Store Property without Buyer's prior consent (which consent shall not be unreasonably withheld).

          19.3 Store Encumbrances; Leases.

          (a) With respect to any Owned Store subject to a mortgage, security interest or other encumbrances (a "Monetary Encumbrance"), Seller shall use its reasonable efforts (without being obligated to pay any prepayment premium or penalty or other payment beyond the principal amount thereof or incur any additional liability) to repay and obtain the release, discharge or satisfaction of such Monetary Encumbrance or, in Seller's sole discretion, substitute or cause to be substituted collateral under such Monetary Encumbrance so as to be able to obtain a release and reconveyance of such Owned Store from such Monetary Encumbrance, in each case so as to be able to convey to Buyer fee simple title to such Owned Store, free and clear of such Monetary Encumbrance at the respective Closing. If Seller is unable to convey any Owned Store to Buyer at the respective Closing free and clear of the related Monetary Encumbrance, then Seller may elect either (i) that the Store Property shall not be transferred at the respective Closing and shall become an Excluded Asset and the Purchase Price shall be reduced by an amount mutually agreed upon between Buyer and Seller with respect to such Store Property and the related Assets located thereat, or (ii) to indemnify and hold harmless Buyer from any Losses incurred by Buyer directly as a result of such Monetary Encumbrance. In the event Seller elects to so indemnify Buyer, the Parties shall proceed to the respective Closing and such indemnification will be governed by the terms of Section 17 (except that such indemnification shall be first dollar indemnification and shall not be subject to the provisions of Section 17 regarding the Floor or Permitted Losses and provided further that the amount of such Losses shall not be considered a Permitted Loss and shall not be taken into account for purposes of determining if the Floor has been satisfied with respect to other claims). In the event that a Store Property becomes an Excluded Asset, the Escrow Holder shall release to Seller all documents held regarding such Store Property and release to Buyer the agreed portion of the Purchase Price referred to in this Section 19.3(a).

          (b) If any party whose consent is required to assign the Store Leases to Buyer refuses or fails to give its written consent to an assignment of any Store Lease, or conditions its consent on terms unacceptable to Seller or Buyer, then Seller may elect either: (i) that the Store Property shall not be transferred at the respective Closing and shall become an Excluded Asset and the Purchase Price shall be reduced by an amount mutually agreed upon between Buyer and Seller with respect to such Store Property and the related Assets located thereat, or (ii) to indemnify and hold harmless Buyer from any Losses incurred by Buyer directly as a result of such failure to obtain consent. In the event Seller elects to so indemnify Buyer, the Parties shall proceed to the respective Closing and such indemnification will be governed by the terms of Section 17 (except that such indemnification shall be first dollar indemnification and shall not be subject to the provisions of Section 17 regarding the Floor or Permitted Losses and shall not be considered a Permitted Loss; and provided further that such Losses shall not be taken into account to determine if the Floor has been satisfied with respect to other claims). In the event that a Store Property becomes an Excluded Asset, the Escrow Holder shall release to Seller all documents held regarding such Store Property and release to Buyer the agreed portion of the Purchase Price referred to in this Section 19.3(b).

     20. Employee Relations.

     At all times prior to each respective Closing, Seller shall be solely and exclusively responsible for compliance with all legal or contractual obligations including but not limited to the Labor Agreements with respect to its employees at the Store Properties. Subsequent to each respective Closing, Buyer shall be solely and exclusively responsible for compliance with all contractual and legal obligations with respect to its employees at the Store Properties. Seller shall lay off, transfer or terminate all employees at the Store Properties prior to or at each respective Closing. At the time of termination of the Seller's employees, Seller shall pay to such employees all vacation, sick leave, personal time, union bonuses and other similar benefits which have accrued or to which the employees are otherwise entitled with respect to their employment up to the respective Closing (except for WARN responsibilities as described below).

     Buyer shall have sole and exclusive responsibility for compliance with the Worker Adjustment and Retraining Notification Act (WARN Act) and any equivalent state statutory requirements to the extent the WARN Act and any equivalent state statutory requirements places such responsibility on Buyer, although, if the WARN Act is applicable to the transactions contemplated by this Agreement, Seller agrees to provide any additional information necessary for Buyer to provide required notice to employees on Buyer's request as Buyer's agent.

     Except for the above, neither Buyer nor Seller shall be authorized to represent or speak for the other with respect to any employment or labor matters and specifically with respect to communications to employees and/or unions as to the transactions contemplated by this Agreement.

     Buyer acknowledges that Seller has notified it of the Labor Agreements. Buyer agrees to assume the Labor Agreements applicable to bargaining unit employees at the Store Properties and to apply their terms and conditions to operations of the Store Properties subsequent to each respective Closing.

     Buyer additionally agrees to maintain seniority and a fringe benefit status of all bargaining unit employees it hires from among the former employees of Seller to staff its operations at the Store Properties and otherwise to comply with all obligations imposed on a Buyer by the Labor Agreements.

     As soon as possible after the date of this Agreement, Seller will arrange for the production of an interview schedule (the "Interview Schedule") for interviews of employees of the Sellers employed at the Store Properties. Employees who are interested in applying for work with the Buyer will be invited to sign up for a twenty-minute interview slot during a 2-3 day period established by Seller and to complete any forms or applications provided by Buyer (such forms to be provided by Buyer to Seller as soon as possible after the date of this Agreement).

     Seller will provide the Interview Schedule to Buyer. Within fifteen (15) days of receipt of the Interview schedule, Buyer will (i) interview all interested employees at an off-site location reserved and paid for by Seller, and (ii) will have extended any job offers to such employees in Buyer's sole and absolute discretion. Such job offers may remain open for acceptance by the employee for no longer than five (5) days. Within twenty (20) days of receiving the Interview Schedule, Buyer will notify Seller in writing of the list of employees who have accepted employment offers with Buyer. Seller will provide Buyer with the Employee Payroll Records promptly after the date of this Agreement and at least ten (10) days before each respective Closing.

     21.  Confidentiality and Access.

          21.1  Access.

          Subject to any limitations arising, or consents required, under or related to this Agreement, authorized representatives of Buyer shall, upon terms and at times reasonably acceptable to Seller, have access during normal business hours, at Buyer's expense, to the Store Properties and, at the Seller's offices, to the Files and Records (which, pursuant to Section 1.1 and 1.2, does not include any financial records relating to the Store Properties or Seller (the sole rights in relation to the Financial Information are set forth in Section 18.3)) provided, such representatives shall not interfere with the personnel or operations of any of the Store Properties, and provided further that all information so disclosed in the Files and Records shall be subject to the terms and provisions of the Confidentiality Agreement referred to below.

          21.2 Confidentiality.

          The Parties acknowledge that Buyer and Seller have previously executed the Confidentiality Agreement dated November 11, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms except that the 18-month period referred to in the seventh full paragraph on Page 3 of the Confidentiality Agreement shall be deemed to commence on the date of this Agreement.

          21.3 Cooperation on Tax Matters.

          Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the timely provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

          21.4 Notice.

          Buyer shall promptly notify Seller in writing of any event, condition or circumstance occurring prior to the Initial Closing or any of the Subsequent Closings that would constitute a breach of this Agreement, other than items arising in the ordinary course of business which would not render any representation or warranty of Buyer materially misleading.

     22.  Conditions to Closing.

          22.1 Conditions to Obligations of Each Party.

          The obligations of Seller and Buyer to consummate the transactions contemplated hereby shall, for each Party at such Party's option, be subject to satisfaction, at or prior to the Initial Closing Date, or such earlier period as provided herein with respect to certain conditions, of the following conditions:

               22.1.1 No Order or Injunction.

               No temporary restraining order, preliminary injunction or injunction shall be in effect prohibiting the transactions contemplated by this Agreement.

               22.1.2 Compliance with Law.

               There shall have been obtained such Permits, approvals, and consents of all governmental bodies or agencies including, but not limited to, HSR Clearance (all such Permits, approvals and consents are referred to collectively herein as the "Approvals"), which are reasonably necessary so that consummation of the transactions contemplated by this Agreement will be in material compliance with applicable laws; provided, however, that the Parties agree that (i) nothing in this Section 22.1.2 shall limit, waive, release or abate Buyer's obligations to use reasonable diligent efforts to obtain such Approvals pursuant to Sections 7 and 18 hereof, and (ii) Buyer shall not be permitted to refuse to close because of Buyer's inability or failure to obtain any Approval on or before the Initial Closing Date if, under applicable laws, rules and regulations, Buyer may operate such Store Properties pending Buyer's receipt of such Approval, and (iii) the closing of this transaction in respect of any Store Property is not conditioned on Buyer obtaining any liquor license to operate the Store Properties.

          22.2 Conditions to Obligations of Buyer.

          The obligation of Buyer to consummate the transactions contemplated hereby shall be, at the option of Buyer, subject to the fulfillment, at or prior to the Initial Closing Date, of the following additional conditions:

               22.2.1 Representations and Warranties True.

               The representations and warranties of Seller contained in this Agreement or in any other document of Seller delivered pursuant hereto shall be true and correct in all material respects when made and on the Initial Closing Date as if made on that date unless specifically made as of an earlier date, and Seller shall have delivered a certificate to such effect to the Escrow Agent, addressed to Buyer, executed by a duly authorized officer of Seller.

               22.2.2 Seller's Performance.

               Each of the obligations of Seller to be performed by it on or before the Initial Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Initial Closing Date and at the Initial Closing Seller shall have delivered to the Escrow Agent a certificate addressed to Buyer to such effect signed by a duly authorized officer of Seller.

               22.2.3 Opinion of Seller's Counsel.

               Escrow Agent shall have been furnished at the Initial Closing with an opinion of the General Counsel of Seller, dated the Initial Closing Date, addressed to Buyer, to the effect that:

                       (a) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business in the States where the Store Properties are located;

                       (b) Seller has full corporate power to carry out the transactions provided for in this Agreement, and this Agreement and all other instruments to be executed by Seller in connection herewith have been duly and validly authorized, executed and delivered by Seller and constitute valid and binding obligations of Seller (assuming this Agreement and such other instruments are valid and binding obligations of Buyer), enforceable against it in accordance with its terms, subject, however, to all bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditor's rights, to general principles of equity and to judicial limits on the rights of specific performance; and

                       (c) Neither the execution and delivery by Seller of this Agreement nor the documents to be executed and delivered by Seller in connection herewith violates or conflicts with the Articles or Certificate of Incorporation or By-Laws of Seller or any material agreement known to such counsel which has not theretofore been delivered to Buyer or its counsel.

               22.2.4 Consents.

               Except to the extent otherwise provided in this agreement (including Section 18, Section 19, or as specified in the opinion referred to above) there shall have been received the consents of all persons required to be delivered at the Initial Closing pursuant to the provisions herein for the transfer of all of the material Assets, the Store Leases and the Contracts to Buyer.

               22.2.5 Closing Documentation.

               Except to the extent provided in Section 19.3 hereof, at the respective Closing, Seller shall have transferred, or cause to be transferred, to Buyer (i) each parcel of Real Property by the Deeds in proper form for recording in the records of the county in which such parcel lies, and (ii) Seller's right, title and interest in the Store Leases by the Assignment.

               22.2.6 Title Insurance.

               Buyer shall have received an owner's standard coverage policy of title insurance with respect to each parcel of Real Property and leasehold standard coverage policy of title insurance with respect to each Store Property subject to a Store Lease (the "Title Policies"), in each case issued on the Initial Closing Date or the respective Subsequent Closing Date by First American Title Company (the "Title Company"). Each such Title Policy shall insure Buyer's ownership of fee title (with respect to the Real Property) or leasehold title (with respect to the Store Leases), in an amount to be determined pursuant to
Section 9.5, subject to the Schedule B standard preprinted exceptions to the extent customarily and commercially utilized in the State of California and free and clear of all other exceptions to or exclusions from coverage except those approved in writing by Buyer; provided, however, that Buyer shall not be
                              --------  -------
permitted to object to any of the following, all of which shall be deemed "Permitted Exceptions," (i) liens for taxes and installments of special assessments not yet due and payable or the validity of which is being contested in good faith by the Sellers through appropriate proceedings (including any interest, penalties or additions to any such taxes or assessments); (ii) encumbrances (which shall not include any options to purchase or rights of first refusal) consisting of zoning restrictions, easements and other restrictions on the use of the Store Properties, provided that such items do not materially and adversely impair the continued use of such property by Buyer for the purposes used by the Sellers on the date of this Agreement; (iii) any laws, rules, regulations, statutes or ordinances affecting the Store Properties; (iv) any utility company rights, easements and franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Store Properties, provided that the same do not materially adversely affect the use of any Store Property for the material current use at that Store Property; (v) all encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway; (vi) all violations of laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Store Properties which do not have a material adverse effect on the use or value of the affected Store Property; (vii) landlord liens for rental not yet due and payable under the Store Leases; (viii) all non-monetary liens, covenants, charges, easements, restrictions and encumbrances contained (or otherwise disclosed or identified in sufficient detail such that Buyer is put on notice regarding the material facts of such liens, covenants, charges, easements, restrictions and encumbrances) in the property and lease files furnished to Buyer by Seller prior to the date hereof, including, without limitation, (A) all matter, conditions and states of fact so disclosed or identified in title reports, surveys, correspondence or other documents located in such files and (B) all leases, subleases, licenses, concessions or service contracts, common area maintenance, reciprocal easement agreements, or other operating, maintenance or development agreements contained (or so disclosed or identified) in such files; (ix) with respect to any asset which consists of a leasehold estate or possessory interest in real property, all mortgages or deeds of trust to which the underlying fee estate in such real property is subject provided either (i) the holder of such mortgage or deed of trust would not be
--------
entitled to foreclose upon or otherwise terminate such leasehold estate or possessory interest in the event of a foreclosure upon the underlying fee estate, (ii) an effective non-disturbance agreement exists, or (iii) Seller agrees to indemnify Buyer against such mortgage or deed of trust; and (x) all mechanics', carriers', workers', repairers' and similar liens (provided Seller agrees to indemnify Buyer against such liens). The Title Policies shall contain such endorsements as may be reasonably requested by counsel to Buyer without expense to Seller and shall otherwise be in form reasonably satisfactory to counsel to Buyer.

     Prior to or concurrently with the execution of this Agreement Seller has obtained a commitment for title insurance (the "Title Commitment") issued by the Title Company for issuance of the Title Policies and has delivered a copy of such Commitment to Buyer. Each Title Commitment lists as exceptions all easements, covenants, restrictions, liens, encumbrances, tenancies and other exceptions to title affecting title to the applicable item of Real Property or Store Leases (collectively, the "Exceptions") and includes copies of all instruments creating such Exceptions.

     Buyer has reviewed each Title Commitment, including copies of all instruments shown as Exceptions in such Title Commitments. All Exceptions (or portions thereof) to which Buyer has not provided Seller with a written notice of objection within the earlier of fifteen (15) days after receipt of the Title Commitment (and all related documents) and fifteen days after the date of this Agreement, shall be deemed to be included within the Permitted Exceptions. With respect to any Exception (or portions thereof) to which Buyer objects, Seller may (but not without any obligation to do so) (i) elect to cure, remove or otherwise satisfy such objection, and in such event Seller shall diligently, attempt to cure, remove or otherwise satisfy such Exception, or (ii) elect to indemnify and hold harmless Buyer (or the Title Company so as to permit deletion of such Exception from the Title Policy) from any Losses incurred by Buyer (or the Title Company as the case may be) directly as a result of such Exception. In the event Seller elects to indemnify Buyer (or the Title Company) in relation to an Exception the Parties shall proceed to the respective Closing and such indemnification if given to Buyer will be governed by the terms of Section 17 (except that such indemnification shall be first dollar indemnification and shall not be subject to the provisions of Section 17 regarding the Floor or Permitted Losses and shall not be considered a Permitted Loss and shall not be taken into account to determine if the Floor has been satisfied with respect to other claims). In the event that Seller elects to cure any Exception, the Parties agree that the respective Closing may, if necessary, be extended (for a period not to exceed thirty (30) days) without the action of either Party being required to effect such extension until the day next following the date that Seller notifies Buyer that its objections to such Exception have been cured, removed or otherwise satisfied. In the event Seller is unable to cure any such Exception, or elects not to do so (and not to indemnify Buyer or the Title Company), Seller shall notify Buyer thereof in writing and Buyer shall have the right, upon written notice to Seller within five (5) days after receipt of written notice of Seller's election, to (i) waive all objectionable Exceptions to title which have not been cured in which event all uncured Exceptions shall be deemed Permitted Exceptions, or (ii) terminate this Agreement and the transaction contemplated hereby.

     Anything in this Section 22.2.6 to the contrary notwithstanding, Buyer shall not have the right to terminate this Agreement pursuant to clause (ii) above for Seller's failure to cure any objectionable Exception to title within the designated cure period if such Exception is terminated, satisfied and released of record on or prior to the later of the Initial Closing or the Subsequent Closing with respect to the relevant Store Property, or Seller has agreed to indemnify Buyer or the Title Company in relation to such Exception, and Seller has advised Buyer by written notice of its intent either at or prior to the respective Closing to terminate, satisfy and release of record, or indemnify Buyer (or the Title Company) in relation to the said Exception.

     The cost of the Title Commitments and Title Policies, including any cancellation fees resulting from termination of this Agreement, shall be paid by Seller.

               22.2.7 FIRPTA Affidavit.

               Buyer shall have received on or prior to the Initial Closing Date an affidavit (a "FIRPTA Affidavit") of an officer of Seller, sworn to under penalty of perjury, setting forth Seller's name, address and federal tax identification number and stating that Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986 and applicable regulations (the "Code"). If, on or before the Initial Closing Date, Buyer shall not have received such affidavit, Buyer may withhold from the Purchase Price paid into the Escrow such sums as are required to be withheld therefrom under
Section 1445 of the Code.

               22.2.8 Condition of Stores.

               (A) Inspections. Subject to any limitations arising, or consents
                    -----------
required, under or related to the Merger Agreement, within fifteen (15) days after written notice from Seller (whether before or after of the date of this Agreement), Buyer may, if Buyer so elects, conduct an inspection of the Store Properties at Buyer's expense, to ascertain if (x) the roof (including membrane and structural elements) of each Store Property is watertight, (y) the Improvements are structurally sound and (z) to inspect the Equipment at each Store Property. Seller shall provide reasonable access to the Store Properties for purposes of such inspections and shall otherwise provide all reasonable cooperation and assistance in connection with same. Buyer shall give Seller reasonable prior written notice of the date, time and place of such inspections (or of site visits to do any of the foregoing). The Parties agree, subject to the requirements of applicable law, to keep confidential any and all information resulting from such inspections in accordance with the terms and provisions of the Confidentiality Agreement.

               (B) Termination and Reinstatement. In the event Buyer's
                   -----------------------------
indicates that the estimated cost to bring the Store Properties into compliance with this Section 22.2.8 (so that the roof of each Store Property is watertight and the Improvements are structurally sound) exceeds, in the aggregate, an amount equal to 4% of the Purchase Price, then Buyer shall have the option (subject to Seller's right of reinstatement) of terminating this Agreement by delivering written notice of such election (the "Termination Notice") to Seller on or before the expiration of the fifteen (15) day period referred to in
Section 22.2.8(A), above. The Termination Notice will include reasonable detail of the following: (x) whether the inspections revealed that, in Buyer's reasonable judgment, the roof of any Store Properties or the structural elements of any Improvements shall not be in the condition required by this Section 22.2.8, and (y) based upon the inspections, the method reasonably satisfactory to Buyer to satisfy or cure any such non-compliance and the estimated cost of remedying such non-compliance. Buyer at such time shall also provide Seller with a copy of the inspection report or draft inspection report as to all Store Properties. Within five (5) days of Seller's receipt the Termination Notice, Seller may reinstate this Agreement by agreeing, at Seller's election either:

                       (i) to remedy those matters which render the Store Properties not in compliance with this Section 22.2.8, in which event Buyer shall pay the first 4% of the Purchase Price of the cost of bringing the Store Properties into such compliance and Seller shall pay all amounts in excess of 4% of the Purchase Price; or

                       (ii) to reduce the Purchase Price payable at the respective Closing by an amount equal to that amount by which the cost of bringing the Store Properties into compliance with this Section 22.2.8 exceeds 4% of the Purchase Price.

               If Seller elects to reinstate, Seller shall be permitted twenty
(20) days to suggest to Buyer in writing alternative forms of remediation together with the estimated cost of such remediation. In the event Buyer and Seller cannot agree within such twenty (20) day period as to the form and cost of remediation, such dispute shall be submitted to an engineer mutually agreeable to the parties (the "Engineer") the expense of which shall be borne equally by the Parties. Within ten (10) days of the Engineer's selection, the Engineer shall decide which form of remediation is the most cost-effective solution based on the age and condition of the Store Properties and such decision shall be binding upon the Parties for purposes of the calculation described in this Section.

               If Buyer elects to terminate (and Seller does not reinstate) this Agreement pursuant to the foregoing provisions of this section, the Parties shall have no further obligations to each other under this Agreement. Further, in connection with the above, and subject to any limitations arising, consents required, or obligations imposed under or related to the Merger Agreement or any other agreement encumbering any of the Store Properties, Seller hereby grants Buyer a license to enter in and upon the Real Property and Store Leases (including all Improvements located thereon) at reasonable times for the purpose of conducting the inspections required to meet the conditions set forth in this
Section 22.2.8, at Buyer's sole cost and expense, and Buyer agrees to indemnify, defend and hold harmless Seller and all other persons required to be indemnified from any and all liability, claims, damages, expenses (including reasonable attorneys' fees and reasonable attorneys' fees on any appeal), judgments, proceedings and causes of action arising out of or in any way connected with Buyer's exercise of the license granted herein, unless caused by the willful or negligent act or omission of Seller, its agents, tenants, subtenants, contractors or employees.

               (C)  Scope Limitation. This Section 22.2.8 shall not apply to
                    ----------------
the roof and other structural repairs which are the landlord's responsibility under the applicable Store Lease. Seller shall not have any obligation to remediate any condition relating thereto deemed not satisfactory by Buyer and Buyer shall not be entitled to terminate this Agreement as a result thereof.

                    22.2.9 Warranties and Guarantees.

                    Seller shall have provided Buyer with copies, together with an assignment and assumption agreement in the form attached hereto as Exhibit M, of all warranties and guarantees, if any, held by Seller for the Assets or Improvements.

                    22.2.10 Landlord Estoppels.

                    To the extent necessary, Buyer shall have received from each landlord under the Store Leases estoppel certificates in substantially the form attached hereto as Exhibit I, or, if not so received from the landlord, subject to hereto 19.3 hereof estoppel certificates from Seller confirming that the documents constituting the Store Leases set forth in Exhibit B hereto are complete and that such documents have not been amended or modified in any respect without Buyer's consent and that no termination notice has been received with respect to such Store Lease (each estoppel certificate from Seller to survive until the earlier of the term of the corresponding Store Lease and the time that such estoppel certificate is provided by the landlord under such Store Lease).

               22.3 Conditions to Obligations of Seller.

               The obligation of Seller to consummate the transactions contemplated hereby shall be, at the option of Seller, subject to the fulfillment, at or prior to the Initial Closing Date, of the following additional conditions:

                    22.3.1 Merger Agreement.

                    All conditions to closing contained in the Merger Agreement shall have been satisfied or waived and, concurrently with or prior to the Initial Closing of this transaction, the Merger shall have been consummated. In the event, whether before or after the Initial Closing or any respective Subsequent Closings, that the FTC or a State Attorney General withdraws its final approval of the contemplated Provisional Consent Decree or conditions or modifies such Provisional Consent Decree in a manner considered by Seller in its sole discretion to be adverse to Seller, or such Provisional Consent Decree does not become a final consent decree, Seller will have the right to require that the transactions contemplated pursuant to this Agreement be rescinded and this Agreement be terminated.

                    22.3.2 Representations and Warranties.

                    The representations and warranties of Buyer contained in this Agreement or in any other document of Buyer delivered pursuant hereto shall be true and correct in all material respects when made and on the Initial Closing Date as if made on that date (except to the extent that they are made as of an earlier date) and Buyer shall have delivered to the Escrow

Holder a certificate addressed to Seller to such effect to Seller executed by a duly authorized officer of Buyer.

                    22.3.3 Buyer's Performance.

                    Each of the obligations of Buyer to be performed on or before the Initial Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Initial Closing Date, and at the Initial Closing Buyer shall have delivered to the Escrow Holder certificate addressed to Seller to such effect signed by a duly authorized officer of Buyer.

                    22.3.4 Opinion of Buyer's Counsel.

                    Escrow Holder shall have been furnished with an opinion of Varner, Saleson & Dobler LLP, counsel to Buyer, dated the Initial Closing Date, addressed to Seller, in form and substance reasonably satisfactory to Seller, to the effect that:

                           (a) Stater Bros. Markets is a corporation duly
organized, validly existing, and in good standing under the laws of the State of California;

                           (b) Stater Bros. Holdings Inc. is a corporation duly
organized, validly existing, and in good standing under the laws of the State of Delaware;

                           (c) Both Buyer corporations have full corporate power
to carry out the transactions provided for in this Agreement, and this Agreement and all other instruments to be executed by Buyer in connection herewith have been duly and validly authorized, executed and delivered by Buyer, and constitute valid and binding obligations of Buyer, as the case may be (assuming this Agreement and such other instruments are valid and binding obligations of Seller), enforceable against it in accordance with its terms, subject, however, to all bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditor's rights, to general principles of equity and to judicial limits on the rights of specific performance; and

                           (d) Neither the execution and delivery by Buyer
(respectively) of this Agreement nor the documents to be executed and delivered by Buyer in connection herewith violates, or conflicts with the respective Articles or Certificate of Incorporation or By-laws of Buyer (respectively).

                    22.3.5 Sales Tax Resale Exemption Certificate.

                    Seller shall have received from Buyer a Sales Tax Resale Exemption Certificate from each state in which the Store Properties are located.

                    22.3.6 Consents.

                    Except as otherwise provided in this Agreement (including
Section 18 and Section 19), Seller shall have received the consents of all persons required for the transfer of the Assets, the Contracts, the Store Leases and the Permits to Buyer, except where such consents are not material when considered in connection with the transactions as a whole contemplated by this Agreement.

     23.  Termination.

          This Agreement may be terminated at any time prior to the Initial
          Closing:

          (a) by mutual written consent of the Parties at any time prior to the Initial Closing; or

          (b) by Buyer, in its sole discretion, if any one or more of the conditions precedent to its obligations herein shall not have been waived or fulfilled in all material respects by December 31, 1999, provided that if on
                                                         --------
such date the Merger has not been consummated because of failure to obtain all appropriate governmental consents and approvals, or by reason of the fact that any person or entity is challenging the Merger, then such date shall be June 30, 2000; provided further that such right to terminate this Agreement shall not be
      --------
available to Buyer if Buyer is at that time in material breach of this Agreement;

          (c) by Seller, in its sole discretion, if any one or more of the conditions precedent to its obligations herein shall not have been waived or fulfilled in all material respects by December 31, 1999, provided that if on
                                                         --------
such date the Merger has not been consummated because of failure to obtain all appropriate governmental consents and approvals, or by reason of the fact that any person or entity is challenging the Merger, then such date shall be June 30, 2000; provided further that such right to terminate this Agreement shall not be
      --------
available to Seller if Seller is at that time in material breach of this Agreement; or

          Termination pursuant to clause (b) or (c) of this Section shall not relieve any Party of liability for breach of its obligations under this Agreement.

          If the Initial Closing occurs, the right to terminate under (b) or (c) above shall be terminated.

     24.  Miscellaneous.

          24.1 Notices.

          All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed given when delivered personally to or when received by commercial delivery service or sent by facsimile (with confirmation of receipt) by the Parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the Parties may designate by written notice in the manner aforesaid:

          "Buyer" Stater Bros. Holdings Inc./Stater Bros. Markets 21700 Barton Road
                   Colton, CA 92324
                   Attn: Chief Financial Officer
                   Fax: (909) 783-5098

                     With copy to:
                     Varner, Saleson & Dobler LLP
                     3750 University Avenue, Suite 610
                     Riverside, CA 92501
                     Attn: Bruce D. Varner, Esq.
                     Fax: (909) 274-7770

          "Seller"   Albertson's, Inc.
                     250 Parkcenter Boulevard
                     Boise, Idaho  83726
                     Attn:  Legal Department
                     Fax:  (208) 395-6225

                     With copy to:
                     Ryan, Swanson & Cleveland, PLLC
                     1201 Third Avenue, Suite 3400
                     Seattle, Washington  98101
                     Attn:  Michael Tronquet
                     Fax:  (206) 621-7568

          24.2 Assignability and Parties in Interest.

          This Agreement shall not be assignable by any of the Parties without the prior written consent of the other Party; provided, however: (i) Seller may
                                              --------  -------
by written notice assign this Agreement in whole or in part to American Stores Company, and (ii) Buyer or Seller may assign this Agreement to any affiliated company, provided that in the event of an assignment, the assignor remains bound and the assignee is able to fully discharge all of the assignor's obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon Buyer and Seller and their respective permitted successors and assigns. No person other than the Parties and their assignees shall have any rights or benefits hereunder. In the event that the whole or a portion of this Agreement is assigned to American Stores Company, the amount of the Purchase Price used to determine the Floor in Section 17.3 shall be the aggregate of the purchase prices resulting from the consummation of the transactions contemplated by both agreements and the determination of whether the Floor was exceeded shall be made by including all Permitted Losses arising from both agreements.

          24.3 Governing Law.

          This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California without regard to its choice of laws rules.

          24.4 Counterparts.

          This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

          24.5 Indemnification for Brokerage.

          Buyer and Seller each represent and warrant to the other that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. Each Party agrees to indemnify and hold and save harmless the other from any claim or demand for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such Party.

          24.6 Publicity.

          All publicity relating to this Agreement and the sale of Assets hereunder shall be released subject to the terms of the Confidentiality Agreement and only after prior consultation with the other Party. The Parties agree not to disclose publicly (except as required by law, including any applicable securities law or other legal disclosure obligations of such Party or any consolidated group of which it is a part or except as may be required by debt instruments and/or financing or credit agreements by which the Parties are bound) any financial information in connection with the sale of Assets hereunder. This provision shall survive the closing and the termination of this Agreement without limitation.

          24.7 Complete Agreement.

          This Agreement, its Exhibits, and the other documents delivered or to be delivered pursuant to this Agreement and the Confidentiality Agreement contain or will contain the entire agreement between the Parties with respect to the transactions contemplated herein and shall supersede all previous oral or written agreements and all contemporaneous oral negotiations, commitments, and understandings.

          24.8 Modifications. Amendments and Waivers.

          At any time prior to the Initial Closing Date or termination of this Agreement, the Parties may, by written agreement:

               (a) Extend the time for the performance of any of the obligations or other acts of the Parties;

               (b) Waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement;

               (c) Waive compliance with any of the covenants or agreements contained in this Agreement; and

               (d) Amend or supplement any of the provisions of this Agreement.

          24.9 Interpretation.

          The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules attached to this Agreement are incorporated as part of this Agreement as if fully set forth herein.

          24.10 Subsidiaries.

          All references in this Agreement to Buyer or Seller shall be deemed to include reference to their respective affiliates and subsidiaries.

          24.11 Expenses.

                24.11.1 Transaction Expenses.

                Except as provided in Section 9.4, 17, or 24.11.2 hereof, all other fees, costs and expenses incurred by Buyer or Seller in connection with the transactions contemplated by this Agreement shall be borne by the Party incurring the same.

                24.11.2 Litigation Expenses.

                In the event of litigation between the Parties relating to this Agreement, the party that is determined by a final non appealable order of a court of competent jurisdiction to be the prevailing party shall be entitled to be reimbursed by the other party for all of the reasonable legal fees and disbursements such prevailing party has incurred in connection with such litigation, including any appeal therefrom.

          24.12 No Use of Names.

          Buyer agrees that it shall not use the name or logo of Seller or any similar name or logo, except as provided in Section 1.2(f) hereof or in connection with the temporary use (not to exceed ninety (90) days) thereof pending removal or replacement of such name or logo from the Assets. Seller shall, at Seller's expense, remove its name or logo from pylons and building signs (which shall remain Seller's property) from the Store Properties within five (5) days after the Closing Date for each respective Store Property. Notwithstanding anything to the contrary contained herein, Buyer shall not have the right to use affirmatively the name or logo of Seller for advertising purposes or otherwise for Buyer's benefit.

          24.13 Time is of the Essence.

          Time is of the essence of each and every provision of this Agreement.

          24.14 Third Party Beneficiary Rights.

          Except as may be otherwise provided herein, this Agreement is not intended to create, nor shall it be in any way interpreted or construed to create, any third party beneficiary rights in any person not a Party hereto.

          24.15 Further Assurance.

          Provided the same does not result in any expense or liability to the requested Party in addition to that specifically provided elsewhere or contemplated in this Agreement, each Party will from time to time after the Initial Closing Date and the respective Subsequent Closing Dates, upon the request of the other Party, do, execute, acknowledge and deliver such further acts, deeds, assignments, assumptions, transfers and conveyances as may be reasonably required to consummate the transactions contemplated herein or to convey, transfer, assign and vest in Buyer all of Seller's right, title and interest in and to the Assets.

          24.16 1031 Exchange.

          Buyer and Seller acknowledge that either party may wish to structure this transaction as a tax deferred exchange of like-kind property within the meaning of Section 1031 of the Code. Each party agrees to reasonably cooperate with the other party to effect such an exchange; provided, however, that
                                                 --------  -------
(i) the cooperating party shall not be required to acquire or take title to any exchange property, (ii) the cooperating party shall not be required to incur any expense (excluding attorneys' fees) or liability whatsoever in connection with the exchange, including, without limitation, any obligation for the payment of any escrow, title, brokerage or other costs incurred with respect to the exchange, (iii) no substitution of the effectuating party shall release said party from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement by the effectuating party, its successors or assigns, which obligations shall continue as the obligations of a principal and not of a surety or guarantor, (iv) the effectuating party shall give the cooperating party at least five (5) business days prior notice of the proposed changes required to effect such exchange and the identity of any party to be substituted in the Escrow, (v) the effectuating party shall be responsible for preparing all additional agreements, documents and escrow instructions (collectively, the "Exchange Documents") required by the exchange, at its sole cost and expense, and (vi) the effectuating party shall be responsible for making all determinations as to the legal sufficiency, tax considerations and other considerations relating to the proposed exchange, the Exchange Documents and the transactions contemplated thereby, and the cooperating party shall in no event be responsible for, or in any way be deemed to warrant or represent any tax or other consequences of the exchange transaction arising by reason of the cooperating party's performance of the acts required hereby.

          24.17 Joint and Several Liability.

          The Parties acknowledge that Stater Bros. Markets, a California corporation and Stater Bros. Holdings Inc., a Delaware corporation are jointly and severally liable for the obligations of and performance by Buyer under this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                         ALBERTSON'S, INC., a Delaware
                                         corporation


                                             /s/ Thomas R. Soldin

                                         By:  Thomas R. Soldin
                                         Title:  Executive Vice President and
                                                 General Counsel


                                         STATER BROS. MARKETS, a
                                         California corporation


                                             /s/ Jack H. Brown

                                         By:     Jack H. Brown
                                         Title:  Chairman of the Board,
                                                 President and CEO

                                         STATER BROS. HOLDINGS INC.,
                                         a Delaware corporation


                                             /s/ Bruce D. Varner

                                         By:     Bruce D. Varner
                                         Title:  Secretary

                                   EXHIBIT A

                                 Owned Stores


Store LU #458                      2535 East Avenue South                Palmdale, CA
                                   Palmdale, CA  93550

Store LU #504                      25050 Hancock Avenue                  Murrieta- Temecula, CA
                                   Murrieta Hot Springs, CA
                                   92562

Store AL #607                      3325 E. Chapman Avenue                Orange, CA
                                   Orange, CA  92669

Store AL #627                      8640 E. Alondra Blvd.                 Paramount, CA
                                   Paramount, CA  90723

Store AL #681                      26900 Sierra Highway                  Santa Clarita, CA
                                   Santa Clarita, CA  91355

Store AL #683                      1717 Visto Chino                      Palm Springs, CA
                                   Palm Springs, CA

Store AL #1627                     78-630 Highway 111                    La Quinta, CA
                                   La Quinta, CA  92253

Store AL #1630                     1674 Main Street                      Romona, CA
                                   Ramona, CA  92065

Store AL #1631                     1451 North Santa Fe                   Vista, CA
                                   Vista, CA  92083

Store AL #1634                     37218 47th Street East                Palmdale, CA
                                   Palmdale, CA  93552

Store AL #1648                     7511 East Orangethorp                 Buena Park, CA
                                   Buena Park, CA  90621

Store AL #1672                     635 N. Broadway                       Escondido, CA
                                   Escondido, CA  92025

Store AL #1673                     22351 El Toro Road                    El Toro, CA
                                   El Toro, CA  92630

Store AL #1677                     26892 La Paz Road                     Laguna Hills, CA
                                   Laguna Hills, CA  92653

Store AL #1687                     780 Sycamore Avenue                   Vista, CA
                                   Vista, CA  92083

Store AL #1692                     Mission & Pepper                      Falbrook, CA (LAND)
                                   Fallbrook, CA

                                   EXHIBIT B

                                 Store Leases



Store SS #231                        3770 Mission Avenue                   Oceanside, CA
                                     Oceanside, CA  92054

Store LU #298                        2170 Vista Way                        Oceanside, CA
                                     Oceanside, CA  92054

Store LU #425                        333 N. Euclid Avenue                  Fullerton, CA
                                     Fullerton, CA  92632

Store LU #442                        17220 S. Lakewood Blvd.               Bellflower, CA
                                     Bellflower, CA  90706

Store LU #473                        11750 E. Whittier Blvd.               Whittier, CA
                                     Whittier, CA  90601

Store LU #553                        9909 Carmel Mountain Rd.              San Diego, CA
                                     San Diego, CA  92129

Store LU #561                        1330 Mission Road                     San Marcos, CA
                                     San Marcos, CA  92069

Store AL # 613                       1048 N. El Camino Real                Encinitas, CA
                                     Encinitas, CA  92024

Store AL #619                        31813 Highway 79 South                Temecula, CA
                                     Temecula, CA  92592

Store AL #620                        610 South Brookhurst                  Anaheim, CA
                                     Anaheim, CA  92804

Store LU #624                        616 Camino De Los Mares               San Clemente, CA
                                     San Clemente, CA  92673

Store AL #629                        851 North Harbor Blvd.                La Habra, CA
                                     La Habra, CA  90631

Store AL #651                        11815 Artesia Boulevard               Artesia, CA
                                     Artesia, CA  90701

Store AL #666                        1131 State College Blvd.              Anaheim, CA
                                     Anaheim, CA  92806

Store AL #1601                       7814 E. Firestone Blvd.               Downey, CA
                                     Downey, CA  90241

Store AL #1604                       1111 E. Imperial Hwy.                 Placentia, CA
                                     Placentia, CA  92670


Store AL #1608                    10051 Valley View Street             Cypress, CA
                                  Cypress, CA  90630

Store AL #1619                    1840 East Avenue "J"                 Lancaster, CA
                                  Lancaster, CA  93535

Store AL #1623                    69255 Ramon Road                     Cathedral City, CA
                                  Cathedral City, CA  92234

Store AL #1635                    1040 E. Bastanchury Road             Fullerton, CA
                                  Fullerton, CA  92635

Store AL #1641                    6501 East Spring                     Long Beach, CA
                                  Long Beach, CA  90806

Store AL #1644                    13589 Poway Road                     Poway, CA
                                  Poway, CA  92064

Store AL #1652                    12800 La Mirada Boulevard            La Mirada, CA
                                  La Mirada, CA  90638

Store AL #1656                    10114 Adams Street                   Huntington Beach, CA
                                  Huntington Beach, CA  92646

Store AL #1662                    20677 Amar Road                      Walnut, CA
                                  Walnut, CA  91789

Store AL #1668                    7101 Warner Avenue                   Huntington Beach, CA
                                  Huntington Beach, CA  92647

Store AL #1670                    2845 West Avenue "L"                 Lancaster, CA
                                  Lancaster, CA  93534

Store AL #1674                    11300 Firestone Blvd.                Norwalk, CA
                                  Norwalk, CA  90650

                                   EXHIBIT C


             Collective Bargaining Agreements and Union Contracts
                                  ((S)1.1(d))

                                                                       EXHIBIT C
                               ALBERTSON'S INC.
                DIVESTITURE OFFER SUMMARY - UNION/NONUNION LIST




    U-NU   STORE  CO. DIV   LOCATION    BAKERY       CLERK                          MEAT                          OTHER
             #
STATER BROS.                       (Total:  44 - Albertson's 34;  Lucky  10)
==================================================================================================================================
1   U      231  SS        Oceanside, CA   NA   So. Calif. Retail Food, Meat,  So. Calif. Retail Food, Meat,
                                               Bky, Candy & GM Agmt. (L135,   Bky, Candy & GM Agmt. (L135,
                                               L324, L770, L1036, L1167,      L324, L770, L1036, L1167, 1428
                                               1428 & 1422), UFCW 135         & 1422), UFCW 135
----------------------------------------------------------------------------------------------------------------------------------
2   U     298   LU        Oceanside, CA   NA   So. Calif. Retail Food, Meat,  So. Calif. Retail Food, Meat,
                                               Bky, Candy & GM Agmt. (L135,   Bky, Candy & GM Agmt. (L135,
                                               L324, L770, L1036, L1167,      L324, L770, L1036, L1167, 1428
                                               1428 & 1442), UFCW 135         & 1422), UFCW 135

-----------------------------------------------------------------------------------------------------------------------------------
3   U     425   LU        Fullerton, CA   NA   So. Calif. Retail Food, Meat,  So. Calif. Retail Food, Meat,
                                               Bky, Candy & GM Agmt. (L135,   Bky, Candy & GM Agmt. (L135,
                                               L324, L770, L1036, L1167,      L324, L770, L1036, L1167, 1428
                                               1428 & 1422), UFCW 324         & 1442), UFCW 324

-----------------------------------------------------------------------------------------------------------------------------------
4   U     442   LU       Bellflower, CA   NA   So. Calif. Retail Food, Meat,  So. Calif. Retail Food, Meat,
                                               Bky, Candy & GM Agmt. (L135,   Bky, Candy & GM Agmt. (L135,
                                               L324, L770, L1036, L1167,      L324, L770, L1036, L1167,
                                               1428 & 1442), UFCW 324         1428 & 1442), UFCW 324
-----------------------------------------------------------------------------------------------------------------------------------
5   U     458   LU         Palmdale, CA   NA   So. Calif. Retail Food, Meat,  So. Calif. Retail Food, Meat,    So. Calif Retail Food
                                               Bky, Candy & GM Agmt. (L135,   Bky, Candy & GM Agmt. (L135,     Ind. Agmt. -SEUI
                                               L324, L770, L1036, L1167,      L324, L770, L1036, L1167,        Local 1877
                                               1428 & 1442), UFCW 770         1428 & 1442), UFCW 1036

-----------------------------------------------------------------------------------------------------------------------------------
6   U     473   LU          Whitter, CA   NA  So. Calif. Retail Food, Meat,  So. Calif. Retail Food, Meat,
                                              Bky, Candy & GM Agmt. (L135,   Bky, Candy & GM Agmt. (L135,
                                              L324, L770, L1036, L1167,      L324, L770, L1036, L1167,
                                              1428 & 1442), UFCW 324         1428 & 1442), UFCW 770
----------------------------------------------------------------------------------------------------------------------------------
7   U     504   LU              Murieta  NA   So. Calif. Retail Food, Meat,  So. Calif. Retail Food, Meat,
                          -Temecula, CA       Bky, Candy & GM Agmt. (L135,   Bky, Candy & GM Agmt. (L135,
                                              L324, L770, L1036, L1167,      L324, L770, L1036, L1167,
                                              1428 & 1442), UFCW 1167        1428 & 1442), UFCW 1167
-----------------------------------------------------------------------------------------------------------------------------------

                               ALBERTSON'S INC.
                DIVESTITURE OFFER SUMMARY - UNION/NONUNION LIST




   U-NU STORE CO. DIV   LOCATION           BAKERY       CLERK                          MEAT                               OTHER
         #
STATER BROS.                            (Total:  44 - Albertson's 34;  Lucky  10)
==================================================================================================================================
 8   U   553  LU       San Diego,  CA        NA          So. Calif. Retail Food, Meat, So. Calif. Retail Food, Meat,
                                                         Bky, Candy & GM Agmt. (L135,  Bky, Candy & GM Agmt. (L135,
                                                         L324, L770, L1036, L1167,     L324, L770, L1036, L1167, 1428,
                                                         1428 & 1442), UFCW 135        & 1442), UFCW 135
----------------------------------------------------------------------------------------------------------------------------------
 9   U  561   LU       San Marcos, CA        NA          So. Calif. Retail Food, Meat, So. Calif. Retail Food, Meat,
                                                         Bky, Candy & GM Agmt. (L135,  Bky, Candy & GM Agmt. (L135,
                                                         L324, L770, L1036, L1167,     L324, L770, L1036, L1167, 1428
                                                         1428 & 1442), UFCW 135        & 1422), UFCW 135
-----------------------------------------------------------------------------------------------------------------------------------
 10  U  607   AL 50600   Chapman Avenue, Retail Handshop So. Calif. Retail Food, Meat, So. Calif. Retail Food, Meat,    So. Calif.
                         Orange, CA       Agreement,     Bky, Candy & GM Agmt. (L135,  Bky, Candy & GM  Agmt. (L135,    Retail Food
                                         BC&TW 37 (BO)   L324, L770, L1036, L1167,     L324, L770, L1036, L1167,        Ind. Agmt -
                                                         1428 & 1422), UFCW 324        1428 & 1442), UFCW 324               SEUI
                                                                                                                        Local 1877
-----------------------------------------------------------------------------------------------------------------------------------
11  U  613   AL  50600   Leucadia &      Retail Handshop So. Calif. Retail Food, Meat, So. Calif. Retail Food, Meat,    So. Calif.
                         El Camino,       Agreement,     Bky, Candy & GM Agmt. (L135,  Bky, Candy & GM Agmt. (L135,     Retail Food
                         Encinitas, CA   BC&TW 31 (BO)   L324, L770, L1036, L1167,     L324, L770, L1036, L1167,        Ind. Agmt -
                                                         1428 & 1442), UFCW 135        1428 & 1442), UFCW 135              SEUI
                                                                                                                         Local 1877
-----------------------------------------------------------------------------------------------------------------------------------

 12  U  619   AL  50600  Hwy. 79 & Red Hawk  NA          So. Calif. Retail Food, Meat, So. Calif. Retail Food, Meat,    So. Calif.
                         Temecula, CA                    Bky, Candy & GM Agmt. (L135,  Bky, Candy & GM Agmt. (L135,     Retail Food
                                                         L324, L770, L1036, L1167,     L324, L770, L1036, L1167, 1428   Ind. Agmt -
                                                         1428 & 1442), UFCW 1167       & 1442), UFCW 1167                  SEUI
                                                                                                                        Local 1877
-----------------------------------------------------------------------------------------------------------------------------------
13  U  620   AL  50600  Orange & Brookhurst, NA         Calif. Retail Food, Meat,      So. Calif. Retail Food, Meat,    So. Calif.
                        Temecula, CA                    Bky, Candy & GM Agmt. (L135,   Bky, Candy & GM Agmt. (L135,   Retail Food
                                                        L324, L770, L1036, L1167,      L324, L770, L1036, L1167,      Ind. Agmt -
                                                        1428 & 1442), UFCW 324         1428 & 1442), UFCW 324            SEUI
                                                                                                                      Local 1877
----------------------------------------------------------------------------------------------------------------------------------
 14  U  624   LU         San Clemente, CA    NA         So. Calif. Retail Food, Meat,  So. Calif. Retail Food, Meat,
                                                        Bky, Candy & GM Agmt. (L135,   Bky, Candy & GM Agmt. (L135,
                                                        L324, L770, L1036, L1167,      L324, L770, L1036, L1167, 1428
                                                        1428 & 1442), UFCW 324         & 1442), UFCW 324
-----------------------------------------------------------------------------------------------------------------------------------

                               ALBERYDON'S, INC.
               DIVERSTITURE OFFER SUMMARY - UNION/NONUNION LIST

-------------------------------------------------------------------------------------------------------------------------
          STORE
     U-NU   #     CO.    DIV     LOCATION                       BAKERY             CLERK
15    U    627    AL    50600    Paramount, CA                  NA                 So. Calif. Retail Food, Meat,
                                                                                   Bky, Candy & GM Agmt. (L135,
                                                                                   L324, L770, L1036, L1167,
                                                                                   1428 & 1442), UFCW 324

16    U    629    AL    50600    La Habra, CA                   NA                 So. Calif. Retail Food, Meat,
                                                                                   Bky, Candy & GM Agmt. (L135,
                                                                                   L324, L770, L1036, L1167,
                                                                                   1428 & 1442), UFCW 324

17    U    651    AL    50600    Pioneer & Artesia, Artesia,    Retail Handshop    So. Calif. Retail Food, Meat,
                                 CA                             Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                BC&TW 31 (BO)      L324, L770, L1036, L1167,
                                                                                   1428 & 1442), UFCW 324

18    U    666    AL    50600    State College, Anaheim, CA     Retail Handshop    So. Calif. Retail Food, Meat,
                                                                Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                BC&TW 31           L324, L770, L1036, L1167,
                                                                                   1428 & 1442), UFCW 324

19    U    681    AL    50600    Sierra & Via Princessa,        (BO)               So. Calif. Retail Food, Meat,
                                 Santa Clarita, CA                                 Bky, Candy & GM Agmt. (L135,
                                                                                   L324, L770, L1036, L1167,
                                                                                   1428 & 1442), UFCW 770

20    U    683    AL    50600    Vista Chino & Sunrise, Palm    (BO)               So. Calif. Retail Food, Meat,
                                                                                   Bky, Candy & GM Agmt. (L135,
                                                                                   L324, L770, L1036, L1167,
                                                                                   1428 & 1442), UFCW 1167

21    U   1601    AL    50600    Downey, CA                     NA                 So. Calif. Retail Food, Meat,
                                                                                   Bky, Candy & GM Agmt. (L135,
                                                                                   L324, L770, L1036, L1167,
                                                                                   1428 & 1442), UFCW 324
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
          STORE
     U-NU   #     Meat                                Other
15    U    627    So. Calif. Retail Food, Meat,       So. Calif. Retail Food
                  Bky, Candy & GM Agmt. (L135,        Ind. Agmt. - SEUI
                  L324, L770, L1036, L1167, 1428      Local 1877
                  & 1442), UFCW 324

16    U    629    So. Calif. Retail Food, Meat,       So. Calif. Retail Food
                  Bky, Candy & GM Agmt. (L135,        Ind. Agmt. - SEUI
                  L324, L770, L1036, L1167, 1428      Local 1877
                  & 1442), UFCW 324

17    U    651    So. Calif. Retail Food, Meat,       So. Calif. Retail Food
                  Bky, Candy & GM Agmt. (L135,        Ind. Agmt. - SEUI
                  L324, L770, L1036, L1167, 1428      Local 1877
                  & 1442), UFCW 324

18    U    666    So. Calif. Retail Food, Meat,       So. Calif. Retail Food
                  Bky, Candy & GM Agmt. (L135,        Ind. Agmt. - SEUI
                  L324, L770, L1036, L1167, 1428      Local 1877
                  & 1442), UFCW 324

19    U    681    So. Calif. Retail Food, Meat,       So. Calif. Retail Food
                  Bky, Candy & GM Agmt. (L135,        Ind. Agmt. - SEUI
                  L324, L770, L1036, L1167, 1428      Local 1877
                  & 1442), UFCW 770

20    U    683    So. Calif. Retail Food, Meat,       So. Calif. Retail Food
                  Bky, Candy & GM Agmt. (L135,        Ind. Agmt. - SEUI
                  L324, L770, L1036, L1167, 1428      Local 1877
                  & 1442), UFCW 1167

21    U   1601    So. Calif. Retail Food, Meat,       So. Calif. Retail Food
                  Bky, Candy & GM Agmt. (L135,        Ind. Agmt. - SEUI
                  L324, L770, L1036, L1167, 1428      Local 1877
                  & 1442), UFCW 324
----------------------------------------------------------------------------------------

                               ALBERTSON'S, INC.
                DIVESTITURE OFFER SUMMARY - UNION/NONUNION LIST


               STORE
      U-NU       #         CO     DIV    LOCATION                     BAKERY             CLERK
22     U        1604       AL    50600   Placentia, CA                Retail Handshop    So. Calif. Retail Food, Meat,
                                                                      Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 324

23     U        1608       AL    50600   Cypress, CA                  Retail Handshop    So. Calif. Retail Food, Meat,
                                                                      Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31           L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 324

24     U        1619       AL    50600   Ave J & 20th East,           Retail Handshop    So. Calif. Retail Food, Meat,
                                         Lancaster, CA                Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 37           L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 770

25     U        1623       AL    50600   Date Palm & Ramon,           Retail Handshop    So. Calif. Retail Food, Meat,
                                         Cathedral City, CA           Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 37           L324, L770, L1036, L1167
                                                                                         1428 & 1442), UFCW 1167

26     U        1627       AL    50600   La Quinta, CA                Retail Handshop    So. Calif. Retail Food, Meat,
                                                                      Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 37 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 1167

27     U        1630       AL    50600   Ramona, CA                   Retail Handshop    So. Calif. Retail Food, Meat,
                                                                      Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 135

28     U        1631       AL    50600   Santa Fe & Bobier,           Retail Handshop    So. Calif. Retail Food, Meat,
                                         Vista, CA                    Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 135


               STORE
      U-NU       #         CO     DIV    LOCATION                 MEAT                                 OTHER
22     U        1604       AL    50600   Placentia, CA            So. Calif. Retail Food, Meat,        So. Calif. Retail Food
                                                                  Bky, Candy & GM Agmt. (L135,         Ind. Agmt. - SEUI
                                                                  L324, L770, L1036, L1167,            Local 1877
                                                                  1428 & 1442), UFCW 324

23     U        1608       AL    50600   Cypress, CA              So. Calif. Retail Food, Meat,        So. Calif. Retail Food
                                                                  Bky, Candy & GM Agmt. (L135,         Ind. Agmt. - SEUI
                                                                  L324, L770, L1036, L1167,            Local 1877
                                                                  1428 & 1442), UFCW 324

24     U        1619       AL    50600   Ave J & 20th East,       So. Calif. Retail Food, Meat,        So. Calif. Retail Food
                                         Lancaster, CA            Bky, Candy & GM Agmt. (L135,         Ind. Agmt. - SEUI
                                                                  L324, L770, L1036, L1167,            Local 1877
                                                                  1428 & 1442), UFCW 1036

25     U        1623       AL    50600   Date Palm & Ramon,       So. Calif. Retail Food, Meat,        So. Calif. Retail Food
                                         Cathedral City, CA       Bky, Candy & GM Agmt. (L135,         Ind. Agmt. - SEUI
                                                                  L324, L770, L1036, L1167             Local 1877
                                                                  1428 & 1442), UFCW 1167

26     U        1627       AL    50600   La Quinta, CA            So. Calif. Retail Food, Meat,        So. Calif. Retail Food
                                                                  Bky, Candy & GM Agmt. (L135,         Ind. Agmt. - SEUI
                                                                  L324, L770, L1036, L1167,            Local 1877
                                                                  1428 & 1442), UFCW 1167

27     U        1630       AL    50600   Ramona, CA               So. Calif. Retail Food, Meat,        So. Calif. Retail Food
                                                                  Bky, Candy & GM Agmt. (L135,         Ind. Agmt. - SEUI
                                                                  L324, L770, L1036, L1167,            Local 1877
                                                                  1428 & 1442), UFCW 135

28     U        1631       AL    50600   Santa Fe & Bobier,       So. Calif. Retail Food, Meat,        So. Calif. Retail Food
                                         Vista, CA                Bky, Candy & GM Agmt. (L135,         Ind. Agmt. - SEUI
                                                                  L324, L770, L1036, L1167,            Local 1877
                                                                  1428 & 1442), UFCW 135

                                4/29/99                                        9

                               ALBERTSON'S, INC.
                DIVESTITURE OFFER SUMMARY - UNION/NONUNION LIST

               STORE
      U-NU       #         CO     DIV    LOCATION                     BAKERY             CLERK
29     U        1634       AL    50600   East Palmdale, Palmdale,     Retail Handshop    So. Calif Retail Food, Meat
                                         CA                           Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 37 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 770

30     U        1635       AL    50600   Bastanchury Rd., Fullerton,  Retail Handshop    So. Calif Retail Food, Meat
                                         CA                           Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 324

31     U        1641       AL    50600   Palo Verde & Spring, Long    Retail Handshop    So. Calif Retail Food, Meat
                                         Beach, CA                    Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 324

32     U        1644       AL    50600   Community & Poway, Poway     Retail Handshop    So. Calif Retail Food, Meat
                                         CA                           Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 37 (BO)      L324, L770, L1036, L1167
                                                                                         1428 & 1442), UFCW 135

33     U        1648       AL    50600   Buena Park, CA               Retail Handshop    So. Calif Retail Food, Meat
                                                                      Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 37 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 324

34     U        1652       AL    50600   La Mirada, CA                Retail Handshop    So. Calif Retail Food, Meat
                                                                      Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31           L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 324

35     U        1656       AL    50600   Adams & Brookhurst,          Retail Handshop    So. Calif Retail Food, Meat
                                         Huntington Beach, CA         Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31           L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 324


               STORE
      U-NU       #         CO     DIV    LOCATION                     MEAT                                OTHER
29     U        1634       AL    50600   East Palmdale, Palmdale       So. Calif Retail Food, Meat        So. Calif. Retail Food
                                         CA                            Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 1036

30     U        1635       AL    50600   Bastanchury Rd., Fuller       So. Calif Retail Food, Meat        So. Calif. Retail Food
                                         CA                            Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 324

31     U        1641       AL    50600   Palo Verde & Spring, Long     So. Calif Retail Food, Meat        So. Calif. Retail Food
                                         Beach, CA                     Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 324

32     U        1644       AL    50600   Community & Poway, Poway      So. Calif Retail Food, Meat        So. Calif. Retail Food
                                         CA                            Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167           Local 1877
                                                                       1428 & 1442), UFCW 135

33     U        1648       AL    50600   Buena Park, CA                So. Calif Retail Food, Meat        So. Calif. Retail Food
                                                                       Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 324

34     U        1652       AL    50600   La Mirada, CA                 So. Calif Retail Food, Meat        So. Calif. Retail Food
                                                                       Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 324

35     U        1656       AL    50600   Adams & Brookhurst,           So. Calif Retail Food, Meat        So. Calif. Retail Food
                                         Huntington Beach, CA          Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 324

                                4/29/99                                       11

                               ALBERTSON'S, INC.
                DIVESTITURE OFFER SUMMARY - UNION/NONUNION LIST

               STORE
      U-NU       #         CO     DIV    LOCATION                     BAKERY             CLERK
36     U        1662       AL    50600   Amar & Grand, Walnut, CA     Retail Handshop    So. Calif Retail Food, Meat
                                                                      Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 1428

37     U        1668       AL    50600   Goldenwest & Warner          Retail Handshop    So. Calif Retail Food, Meat
                                         Huntington Beach, CA         Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31           L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 324

38     U        1670       AL    50600   Ave L & 30th West,           Retail Handshop    So. Calif Retail Food, Meat
                                         Lancaster, CA                Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 37 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 770

39     U        1672       AL    50600   Escondido, CA                Retail Handshop    So. Calif Retail Food, Meat
                                                                      Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31 (BO)      L324, L770, L1036, L1167
                                                                                         1428 & 1442), UFCW 135

40     U        1673       AL    50600   Trabuco Rd., El Toro, CA     Retail Handshop    So. Calif Retail Food, Meat
                                                                      Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 324

41     U        1674       AL    50600   Firestone & Orr-Day,         Retail Handshop    So. Calif Retail Food, Meat
                                         Norwalk, CA                  Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 37           L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 324

42     U        1677       AL    50600   Aliso Viego, Laguna Hills,   Retail Handshop    So. Calif Retail Food, Meat
                                         CA                           Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31           L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 324


               STORE
      U-NU       #         CO     DIV    LOCATION                     MEAT                                OTHER
36     U        1662       AL    50600   Amar & Grand, Walnut, CA      So. Calif Retail Food, Meat        So. Calif. Retail Food
                                                                       Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 1428

37     U        1668       AL    50600   Goldenwest & Warner           So. Calif Retail Food, Meat        So. Calif. Retail Food
                                         Huntington Beach, CA          Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 324

38     U        1670       AL    50600   Ave L & 30th West,            So. Calif Retail Food, Meat        So. Calif. Retail Food
                                         Lancastet, CA                 Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 1036

39     U        1672       AL    50600   Escondido, CA                 So. Calif Retail Food, Meat        So. Calif. Retail Food
                                                                       Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167           Local 1877
                                                                       1428 & 1442), UFCW 135

40     U        1673       AL    50600   Trabuco Rd., El Toro, CA      So. Calif Retail Food, Meat        So. Calif. Retail Food
                                                                       Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 324

41     U        1674       AL    50600   Firestone & Orr-Day,          So. Calif Retail Food, Meat        So. Calif. Retail Food
                                         Norwalk, CA                   Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 324

42     U        1677       AL    50600   Aliso Viego, Laguna Hills,    So. Calif Retail Food, Meat        So. Calif. Retail Food
                                         CA                            Bky, Candy & GM Agmt. (L135,       Ind. Agmt. - SEUI
                                                                       L324, L770, L1036, L1167,          Local 1877
                                                                       1428 & 1442), UFCW 324

                                4/29/99                                       11

                               ALBERTSON'S, INC.
                DIVESTITURE OFFER SUMMARY - UNION/NONUNION LIST

               STORE
      U-NU       #         CO     DIV    LOCATION                     BAKERY             CLERK
43     U        1687       AL    50600   Sycamore & Shadow Ridge,     Retail Handshop    So. Calif Retail Food, Meat
                                         Vista, CA                    Agreement,         Bky, Candy & GM Agmt. (L135,
                                                                      BC&TW 31 (BO)      L324, L770, L1036, L1167,
                                                                                         1428 & 1442), UFCW 135

44              1692       AL            NO STORE - LAND ONLY


               STORE
      U-NU       #         CO     DIV    LOCATION                     MEAT                            OTHER
43     U        1687       AL    50600   Sycamore & Shadow Ridge,     So. Calif Retail Food, Meat     So. Calif Retail Food
                                         Vista, CA                    Bky, Candy & GM Agmt. (L135,    Ind. Agmt. - SEUI
                                                                      L324, L770, L1036, L1167,       Local 1877
                                                                      1428 & 1442), UFCW 135


                                       4/29/99                                12

                                   EXHIBIT D

                              Excluded Equipment
                                  ((S)1.2(a))

Unix In-Store Processor
Console Monitor
Console Keyboard
DigiBoard and/or StallionCard
Lexmark Pharmacy Laser Printer

                                   EXHIBIT E

                              Excluded Contracts
                                  ((S)1.2(r))

                        There are no Excluded Contracts

                                   EXHIBIT F
                               Inventory Prices
                                   ((S)5.2)


Department                                        Sales Floor Price                          Back Room Price
----------                                        -----------------                          ---------------
*Grocery                                           Retail Less 24%                           Retail Less 24%

*General Merchandise                               Retail Less 28%                           Retail Less 28%

*Liquor                                            Retail Less 17%                           Retail Less 17%

*Meat Deli                                         Retail Less 30%                           Retail Less 30%

*Lobby                                             Retail Less 25%                           Retail Less 25%

Produce                                            Retail Less 33%                           Retail Less 33%

Service Deli                                       Retail Less 40%                           Retail Less 40%

Floral                                             Retail Less 45%                           Retail Less 45%

Coffee                                             Retail Less 40%                           Retail Less 40%

Meat                                               Retail Less 25%                           Cost

Bakery                                             Retail Less 50%                           Cost

Supplies (All Departments)                                                                   Cost

*Denotes departments to be counted by Inventory Service.

                                   EXHIBIT G

                   Form of Special Warranty (or Grant) Deeds
                                  ((S)6.2(a))

Order No.
Escrow No.
Loan No.


WHEN RECORDED MAIL TO:



------------------------------------------------------------------------------------------------------------------------------------
                                                                          SPACE ABOVE THIS LINE FOR RECORDER'S USE
DOCUMENTARY TRANSFER TAX $..........................................
 ...Computed on the consideration or value of property conveyed: OR
 ...Computed on the consideration or value less loans or encumbrances
   remaining at time of sale                                            ___________________________________________________
                                                                          Signature of Registrant or Agent determining tax
------------------------------------------------------------------------------------------------------------------------------------

                            CORPORATION GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged.


a corporation organized under the laws of the State of               does hereby

GRANT to


the real property in the City of               State of California, described as
County of



Dated______________________________________________________________________    _____________________________________________________
                                  }
STATE OF CALIFORNIA               }SS.
COUNTY OF ________________________}
On ______________________________________________________________before me.    By __________________________________________________
__________________________________________________________________________.                                                President

personally appeared ______________________________________________________
__________________________________________________________________________.
personally known to me (or proved to me on the basis of satisfactory
evidence) to be the person(s) whose name(s) is/are subscribed to the within    By __________________________________________________
instrument and acknowledged to me that he/she/they executed the same                                                       Secretary
in his/her/their authorized capacity(ies), and that by his/her/their signa-
ture(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature__________________________________________________________________

MAIL TAX STATEMENTS TO:
                                                                                              (This area for official notarial seal)

                                   EXHIBIT H

                             Form of Bill of Sale

                                  ((S)6.2(b))

      THIS BILL OF SALE is executed and delivered pursuant to the terms of that certain Asset Purchase Agreement dated ___________, 1999 ("APA"), by and between Albertson's, Inc., a Delaware corporation ("Seller") and _______________ ("Buyer")

      KNOW ALL MEN BY THESE PRESENTS: that Seller, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does by these presents grant, bargain, sell and deliver unto Buyer all of Seller's right, title and interest in and to the Inventory and Equipment, excluding the Excluded Equipment and any and all other personal property specifically excluded by any provision of the APA or disposed of in the ordinary course of business prior to Closing.

      The personal property being transferred pursuant to this Bill of Sale ("Personal Property") is being purchased by Buyer and sold by Seller and is being delivered by Seller to Buyer in an "AS IS, WHERE IS" CONDITION ON THE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION, "WITH ALL FAULTS", INCLUDING, BUT NOT LIMITED TO, BOTH LATENT AND PATENT DEFECTS, AND BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF. OTHER THAN AS SET FORTH EXPRESSLY IN THIS BILL OF SALE, NO WARRANTIES, EXPRESS OR IMPLIED ARE MADE BY SELLERS CONCERNING THE ASSETS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY.

      The Seller herein covenants, agrees and warrants that it is the owner of said Personal Property and that the same is free and clear of all liens and encumbrances, except of personal property taxes not yet due and payable, and that Seller will defend the sale of said Personal Property against all and every person or persons whomsoever lawfully claiming the same or any part thereof.

      Unless a different meaning is specifically set forth herein, all of the terms set forth in this Bill of Sale shall have the same meanings ascribed to such terms in the APA. This Bill of Sale shall be effective on and after the date of Closing established pursuant to the APA.

      EXECUTED at ________________, this ____ day of ___________, 1999.


                                ________________________________

                                a _____________ corporation

                                By: ____________________________

                                    Its: _______________________

                                   EXHIBIT I

                         Form of Estoppel Certificate

                                  ((S)6.2(c))

                             (Store #____________)



TO:        ________________________________________________
RE:        Lease dated:  ___________________
           Lease Amendments dated: ________________________
LANDLORD:  ________________________________________________
TENANT:    ________________________________________________
PREMISES:  Tenant's  store  in  the _________________________ Shopping Center
           ("Shopping Center"), located in ___________________________.

     As Landlord under the above-described Lease (the "Lease"), the undersigned hereby acknowledges for the benefit of _______________________________________
("Buyer"), which is about to acquire by assignment the Tenant's interest in the Lease, the truth and accuracy, as of the date hereof, of the following statements pertaining to the Lease:

     1. Tenant has accepted and is in possession of said Premises, including any improvements, additions and alterations thereto required to be made by Landlord under the Lease.

     2. The Lease is in full force and effect, and Tenant commenced the payment of rent thereunder on or about ________________________.

     3. To Landlord's knowledge, Tenant is not presently in default under any of the terms, covenants, conditions or provisions of the Lease, except as follows:
     _________________________________________________________________
     _________________________________________________________________

     4.  The fixed annual rent under the Lease is    $___________ and, except to
the extent required by the Lease, no monies have been paid to Landlord more than thirty (30) days in advance of the due date therefor set forth in the Lease, except: ________________________________________________. The fixed rent has been paid through ___________________, 1999.

     5. The Lease is for a term of __________________ years, and the term expires on ___________________. Tenant has the option to extend the Lease term for ________ additional periods of _________ years each.

     6. Landlord acknowledges (a) that there have been no modifications or amendments to the Lease, except as noted above, and (b) that the Lease (together with any and all modifications and amendments thereto) represents the entire agreement between Landlord and Tenant with respect to the Premises, except for the following additional agreements with respect thereto:

         _______________________________________________________________________
         _______________________________________________________________________

     7. The statements herein contained are made to induce Buyer to acquire Tenant's interest in the Lease and may be relied upon by Buyer and Tenant and only with respect to such acquisition.

     DATED: __________________________, 1999.

     "LANDLORD"                         __________________________________
                                        a ____________________________


                                        By: ______________________________
                                        Its: _________________________

                                   EXHIBIT J

          Form of Assignment and Assumption Agreement (Store Leases)

                                  ((S)6.2(d))

                               (Store #_______)


     This Assignment and Assumption Agreement ("Agreement") is made this ____ day of ____________, 1999, between _________________________________, a
___________ corporation ("Seller"), and _____________________________________, a
____________ corporation ("Buyer").

                                  WITNESSETH:

     Whereas, Seller is a tenant of premises at _______________________________ pursuant to a lease (the "Lease") with _______________________________________.
The premises which are the subject of the Lease are located on a portion of the real property more fully described on Exhibit 1 attached hereto. As used herein, the term "Lease" shall mean and include the Lease and all amendments, modifications and supplements thereto, all as more fully described on Exhibit 2 attached hereto; and

     Whereas, this Agreement is executed and delivered pursuant to the terms of that certain Asset Purchase Agreement dated _________________, 1999 ("APA"), by and between Albertson's, Inc., a Delaware corporation ("Seller") and ______________________________ __________________ ("Buyer"); and

     Whereas, Seller desires to assign the Lease to Buyer and Buyer desires that the Lease be assigned to it and to assume the obligations of the tenant under the Lease.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective on the Effective Date Seller hereby assigns the Lease, and all its right, title and interest therein, to Buyer, and Buyer hereby assumes and agrees to pay when due all sums payable under the Lease and further agrees to be bound at all times hereafter by all terms, conditions and provisions of the Lease and to perform and discharge all of Seller's obligations as tenant under the Lease arising from and after the Effective Date.

     Buyer agrees to and does hereby indemnify, defend and hold harmless Seller, its successors and assigns, from and against any and all liabilities, obligations, damages, losses, claims, costs, expenses, actions and causes of action (including, without limitation, attorneys' fees and the reasonable cost of investigation) of any kind, fixed or contingent, known or unknown, incurred by or asserted against Seller, its successors and assigns, accruing under the Lease or arising from or pertaining to Buyer's use, non-use, operation or occupation of the premises on or subsequent to the Effective Date. Buyer shall not be released from any of its obligations under the Lease or this Assignment by the subsequent assignment of the Lease or the subsequent subletting of all or any portion of the premises.

     Seller agrees to and does hereby indemnify, defend and hold harmless Buyer, its successors and assigns, from and against any and all liabilities, obligations, damages, losses, claims, costs, expenses, actions and causes of action (including, without limitation, attorneys' fees and the reasonable cost of investigation) of any kind, fixed or contingent, known or unknown, incurred by or asserted against Buyer, its successors and assigns, accruing under the Lease or arising from or pertaining to Seller's use, non-use, operation or occupation of the premises prior to the Effective Date

     The Lease, and the land, buildings, fixtures and other improvements which are the subject of the Lease, are being transferred to Buyer in an "AS IS, WHERE IS" CONDITION AND IN THEIR THEN CONDITION, "WITH ALL FAULTS", INCLUDING, BUT NOT LIMITED TO, BOTH LATENT AND PATENT DEFECTS, AND BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF. NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY SELLER CONCERNING THE LEASE OR THE LAND, BUILDING, FIXTURES OR OTHER IMPROVEMENTS SUBJECT TO THE LEASE, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document. Unless a different meaning is specifically set forth herein, all of the terms set forth in this Agreement shall have the same meanings ascribed to such terms in the APA.

     As used herein, the term "Effective Date" shall mean and refer to the date of Closing established pursuant to the APA.
     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year set forth above.
"SELLER"                            _____________________________________
                                    a __________________ corporation


                                    By_________________________________
                                       Its:_____________________


"BUYER"                             _____________________________________
                                    a ___________________ corporation


                                    By_________________________________
                                       Its:_____________________

STATE OF ______________    )
                           ) ss.
COUNTY OF _____________    )

     I certify that I know or have satisfactory evidence that ________________ signed this instrument, on oath stated that he was authorized to execute the instrument as the ________________________________ of _______________________, a
_______________ corporation, and acknowledged it to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned in the instrument.

     WITNESS my hand and official seal hereto affixed on _____________________, 1999.

                              ------------------------------------------
                              (Signature of Notary)

                              ------------------------------------------
                              (Print or stamp name of Notary)
                              NOTARY PUBLIC in and for the
                              State of ________________________________
                              My Appointment Expires: _________________

STATE OF ______________ )
                        ) ss.
COUNTY OF _____________ )

     I certify that I know or have satisfactory evidence that ________________ signed this instrument, on oath stated that he was authorized to execute the instrument as the ________________________________ of _______________________, a
___________________ corporation, and acknowledged it to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned in the instrument.

     WITNESS my hand and official seal hereto affixed on _________________, 1999.


                              ------------------------------------------
                              (Signature of Notary)

                              ------------------------------------------
                              (Print or stamp name of Notary)
                              NOTARY PUBLIC in and for the
                              State of ________________________________
                              My Appointment Expires: _________________

                                   EXHIBIT 1
                                   ---------

                               Legal Description

                                   EXHIBIT 2
                                   ---------

                             Description of Lease

                                   EXHIBIT K



            Form of Assignment and Assumption Agreement (Contracts)

                               (Section  6.2(e))

     This Assignment and Assumption Agreement ("Agreement") is made this ____ day of ____________, 1999, between _________________________________, a
___________ corporation ("Seller"), and _____________________________________, a
____________ corporation ("Buyer").

                                  WITNESSETH:

     Whereas, this Agreement is executed and delivered pursuant to the terms of that certain Asset Purchase Agreement dated _________________, 1999 ("APA"), by and between Seller and Buyer; and

     Whereas, Seller desires to assign to Buyer the contracts ("Contracts") defined and described on Exhibit 1 attached hereto and Buyer desires that the Contracts be assigned to it and to assume the obligations of Seller thereunder.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective on the Effective Date (a) Seller hereby sells, assigns and transfers to Buyer all of Seller's right, title and interest in and to the Contracts, and (b) Buyer hereby accepts the above assignment and agrees to be bound by all of the terms, conditions and provisions of the Contracts from and after the Effective Date.

     Buyer agrees to and does hereby indemnify and hold harmless Seller, its successors and assigns, from and against any and all liabilities, obligations, damages, losses, claims, costs, expenses, actions and causes of action (including, without limitation, attorneys' fees and the reasonable cost of investigation) of any kind, fixed and contingent, known or unknown, incurred by or asserted against Seller, its successors and assigns, accruing under the Contracts on or subsequent to the Effective Date.

     Seller agrees and does hereby indemnify and hold harmless Buyer, its successors and assigns, from and against any and all liabilities, obligations, damages, losses, claims, costs, expenses, actions and causes of action (including, without limitation, attorneys' fees and the reasonable cost of investigation) of any kind, fixed and contingent, known or unknown, incurred by or asserted against Seller, its successors and assigns, accruing under the Contracts prior to the Effective Date.

     The Contracts being transferred pursuant to this Agreement are being transferred to Buyer in an "AS IS, WHERE IS" CONDITION ON THE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION, "WITH ALL FAULTS", INCLUDING, BUT NOT LIMITED TO, BOTH LATENT AND PATENT DEFECTS, AND BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF. OTHER THAN AS SET FORTH EXPRESSLY HEREIN, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY SELLER CONCERNING THE CONTRACTS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document. Unless a different meaning is specifically set forth herein, all of the terms set forth in this Agreement shall have the same meanings ascribed to such terms in the APA.

     As used herein, the term "Effective Date" shall mean and refer to the date of Closing established pursuant to the APA
     DATED:  ________________, 1999.


"SELLER"                     _________________________________________
                             a ______________ corporation



                             By: ____________________________
                                 Its: _______________________



"BUYER"                      _________________________________________
                             a ________________ corporation



                             By: ____________________________
                                 Its: _______________________

                                   EXHIBIT 1

              To Assignment and Assumption Agreement (Contracts)

                               List of Contracts

                                   EXHIBIT L

        Form of Assignment and Assumption Agreement (Labor Agreements)

                               (Section  6.2(f))


     This Assignment and Assumption Agreement ("Agreement") is made this ____ day of ____________, 1999, between _________________________________, a
___________ corporation ("Seller"), and _____________________________________, a
____________ corporation ("Buyer").

                                  WITNESSETH:

     Whereas, this Agreement is executed and delivered pursuant to the terms of that certain Asset Purchase Agreement dated _________________, 1999 ("APA"), by and between Seller and Buyer; and

     Whereas, Seller desires to assign to Buyer the collective bargaining agreement ("CBA") defined and described on Exhibit 1 attached hereto and Buyer desires that the CBA be assigned to it and to assume the obligations of Seller thereunder.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective on the Effective Date (a) Seller hereby sells, assigns and transfers to Buyer all of Seller's right, title and interest in and to the CBA, and (b) Buyer hereby accepts the above assignment and agrees to be bound by all of the terms, conditions and provisions of the CBA from and after the Effective Date

     Buyer agrees to and does hereby indemnify, defend and hold harmless Seller, its successors and assigns, from and against any and all liabilities, obligations, damages, losses, claims, costs, expenses, actions and causes of action (including, without limitation, attorneys' fees and the reasonable cost of investigation) of any kind, fixed or contingent, known or unknown, incurred by or asserted against Seller, its successors and assigns, accruing under the CBA, arising from or pertaining to any legal or contractual obligation with respect to employees of Buyer on or subsequent to the Effective Date.

     Seller agrees to and does hereby indemnify, defend and hold harmless Buyer, its successors and assigns, from and against any and all liabilities, obligations, damages, losses, claims, costs, expenses, actions and causes of action (including, without limitation, attorneys' fees and the reasonable cost of investigation) of any kind, fixed or contingent, known or unknown, incurred by or asserted against Buyer, its successors and assigns, accruing under the CBA, arising from or pertaining to any legal or contractual obligation with respect to employees of Buyer prior to the Effective Date.

     The CBA being transferred pursuant to this Agreement is being transferred to Buyer in an "AS IS, WHERE IS" CONDITION ON THE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION, "WITH ALL FAULTS", INCLUDING, BUT NOT LIMITED TO, BOTH LATENT AND PATENT DEFECTS, AND BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF. OTHER THAN AS SET FORTH EXPRESSLY HEREIN, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY SELLER CONCERNING THE CBA, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document. Unless a different meaning is specifically set forth herein, all of the terms set forth in this Agreement shall have the same meanings ascribed to such terms in the APA. As used herein, the term "Effective Date" shall mean and refer to the date of Closing established pursuant to the APA.

     DATED:  ________________, 1999.

"SELLER"                     _________________________________________
                             a ______________ corporation



                             By: ____________________________
                                 Its: _______________________



"BUYER"                      _________________________________________
                             a ________________ corporation



                             By: ____________________________
                                 Its: _______________________

                                   EXHIBIT 1

           To Assignment and Assumption Agreement (Labor Agreements)

                                  List of CBA

                                   EXHIBIT M

           Form of Assignment and Assumption Agreement (Guarantees)

                               (Section  6.2(g))


     FOR VALUE RECEIVED, ___________________________________, a _____________
corporation ("Seller"), hereby sells, assigns and transfers to ________________________________, a ______________ corporation ("Buyer"), all assignable guarantees and warranties (collectively, the "Guarantees") to the extent that they relate specifically to the ownership or operation of the Store Properties and not to the extent that they relate to other properties or operations of the Seller; provided, however, that to the extent any Guarantees
                          --------  -------
relate to the ownership or operation of the Store Properties, and also to properties of the Seller other than the Store Properties, such Guarantees shall be included in this Agreement solely to the extent the portion of such Guarantees related to the ownership or operation of the Store Properties is separately assignable. Such Guarantees shall include, but are not limited to, warranties and guaranties of contractors, suppliers, materialmen and manufacturers.

     The Guarantees being transferred pursuant to this Assignment are being transferred to Buyer in an "AS IS, WHERE IS" CONDITION ON THE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION, "WITH ALL FAULTS", INCLUDING, BUT NOT LIMITED TO, BOTH LATENT AND PATENT DEFECTS, AND BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF. OTHER THAN AS SET FORTH EXPRESSLY HEREIN, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY ASSIGNOR CONCERNING THE GUARANTEES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY.

     This Assignment may be executed in counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document.

     This Assignment is executed and delivered pursuant to the terms of that certain Asset Purchase Agreement dated _________________, 1999 ("APA") by and between Seller and Buyer and, unless a different meaning is specifically set forth herein, all of the terms set forth in this Assignment shall have the same meanings ascribed to such terms in the APA.

     This Assignment shall be effective on and after the date of Closing established pursuant to the APA.
     DATED:  ____________________, 1999.

"SELLER"                     _________________________________________
                             a ______________ corporation



                             By: ____________________________
                                 Its: _______________________

                                   EXHIBIT N

        Form of Assignment and Assumption Agreement (Prepaid Expenses)

                               (Section  6.2(h))


     FOR VALUE RECEIVED, ___________________________________, a _____________
corporation ("Seller"), hereby sells, assigns and transfers to ______________________________________, a ______________ corporation ("Buyer"), all assignable deposits, prepaid rent and prepaid expenses (the "Prepaid Expenses") made by Seller pursuant to Seller's leases for, or otherwise in respect of the Store Properties.

     The Prepaid Expenses being transferred pursuant to this Assignment are being transferred to Buyer in an "AS IS, WHERE IS" CONDITION ON THE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION, "WITH ALL FAULTS", INCLUDING, BUT NOT LIMITED TO, BOTH LATENT AND PATENT DEFECTS, AND BUYER SHALL RELY UPON IT OWN EXAMINATION THEREOF. OTHER THAN AS SET FORTH EXPRESSLY HEREIN, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY ASSIGNOR CONCERNING THE PREPAID EXPENSES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR QUALITY.

     This Assignment may be executed in counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document.

     This Assignment is executed and delivered pursuant to the terms of that certain Asset Purchase Agreement dated _________________, 1999 ("APA") by and between Seller and Buyer and, unless a different meaning is specifically set forth herein, all of the terms set forth in this Assignment shall have the same meanings ascribed to such terms in the APA.

     This Assignment shall be effective on and after the date of Closing established pursuant to the APA.

     DATED:  ____________________, 1999.


"SELLER"                     _________________________________________
                             a ______________ corporation



                             By: ____________________________
                                 Its: _______________________

                                   EXHIBIT O

                          Stater Bros. List of Stores


Store SS #231                    Oceanside, CA                                        $1,246,522
Store LU #298                    Oceanside, CA                                        $3,331,723
Store LU #425                    Fullerton, CA                                          $815,500
Store LU #442                    Bellflower, CA                                       $2,347,000
Store LU #473                    Whittier, CA                                           $286,507
Store LU #553                    San Diego, CA                                          $250,000
Store LU #561                    San Marcos, CA                                         $172,267
Store AL #613                    Encinitas, CA                                        $4,083,144
Store AL #619                    Temecula, CA                                         $4,443,583
Store AL #620                    Anaheim, CA                                            $131,503
Store LU #624                    San Clemente, CA                                       $719,160
Store AL #629                    La Habra, CA                                         $1,812,036
Store AL #651                    Artesia, CA                                            $118,344
Store AL #666                    Anaheim, CA                                            $146,326
Store AL #1601                   Downey, CA                                             $505,803
Store AL #1604                   Placentia, CA                                        $1,731,635
Store AL #1608                   Cypress, CA                                            $121,729
Store AL #1619                   Lancaster, CA                                        $1,679,945
Store AL #1623                   Palm Springs- Indio, CA                              $1,795,955
Store AL #1635                   Fullerton, CA                                          $240,133
Store AL #1641                   Long Beach, CA                                       $2,171,042
Store AL #1644                   Poway, CA                                              $465,126
Store AL #1652                   La Mirada, CA                                           $95,852
Store AL #1656                   Huntington Beach, CA                                   $347,274
Store AL #1662                   Walnut, CA                                             $521,874
Store AL #1668                   Huntington Beach, CA                                   $788,286
Store AL #1670                   Lancaster, CA                                          $513,706
Store AL #1674                   Norwalk, CA                                          $2,009,071
Store LU #458                  Palmdale, CA                                           $3,879,435
Store LU #504                  Murrieta- Temecula, CA                                 $4,894,015
Store AL #607                  Orange, CA                                             $4,580,070
Store AL #627                  Paramount, CA                                          $5,322,337
Store AL #681                  Santa Clarita, CA                                      $4,803,843
Store AL #683                  Palm Springs, CA                                       $7,003,493

Store AL #1627                 La Quinta, CA                                          $3,539,058
Store AL #1630                 Romona, CA                                             $5,316,204
Store AL #1631                 Vista, CA                                              $4,814,196
Store AL #1634                 Palmdale, CA                                           $3,591,687
Store AL #1648                 Buena Park, CA                                         $1,071,073
Store AL #1672                 Escondido, CA                                          $2,947,439
Store AL #1673                 El Toro, CA                                            $2,713,708
Store AL #1677                 Laguna Hills, CA                                       $2,359,737
Store AL #1687                 Vista, CA                                              $2,544,203
Store AL #1692                 Falbrook, CA                                           $2,641,694

                                   EXHIBIT P

                          Seller Disclosure Schedule

                                 (Section  15)

Litigation
----------

Store AL     Store No. 1634    Albertson v. City of Palmdale


Disputes
--------

Store LU     Store No. 472     Mistaken Term Sheet. Letter Agreement sent
                               March 9, 1999

                                   EXHIBIT Q

                           Buyer Disclosure Schedule
                                 (Section 16)

                                   EXHIBIT R

                      Permitted Exceptions/Title Policies
                               (Section 22.2.6)

                                      -1-